Exhibit 10.3
AVANOS MEDICAL, INC.
NONQUALIFIED STOCK OPTION
AWARD AGREEMENT

AVANOS MEDICAL, INC., a Delaware corporation (hereinafter called the "Corporation"), has granted to the participant (the “Participant) named in the Notification of Grant Award provided on the Fidelity Investments (“Fidelity”) site, or any successor system (the “Grant Notice”) an option to purchase shares of Common Stock of the Company pursuant to the terms set forth in (a) the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the “Plan”) and (b) this Award Agreement, including any country-specific terms and conditions contained in Appendix A to this Award Agreement. Capitalized terms used but not defined in this Award Agreement shall have the meanings specified in the Plan.
W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Plan to aid in attracting and retaining highly qualified personnel and to encourage those persons who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or the Affiliate's long-term success;

NOW, THEREFORE, it is agreed as follows:

1.    Number of Shares Optioned; Option Price. The Corporation hereby grants to Participant the right and option to purchase, at the purchase price set forth in the Grant Notice, the number of shares set forth in the Grant Notice subject to the terms, conditions and restrictions set forth in this Award Agreement, the Grant Notice and the Plan. This option shall not be an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

2.    Exercise of Option.

(a)    Limitations on Exercise. This option is subject to the Participant’s continuous employment or service with the Corporation or an Affiliate according to the schedule set forth in the Grant Notice, and except as otherwise set forth herein is subject to forfeiture if the Participant’s employment or services is terminated prior to the dates set forth or described in such schedule. Notwithstanding the foregoing, this option shall become exercisable immediately in the event of a termination of the Participant’s employment or service due to death, Total and Permanent Disability, Qualified Termination of Service, or Retirement without regard to the limitations set forth below in this subsection.

If the Participant's employment or service is terminated for any reason other than death, Total and Permanent Disability, Qualified Termination of Service, or Retirement, this option shall only be exercisable for three months following such

Exhibit 10.3
termination. In no event, however, may this option be exercised more than ten (10) years after the Grant Date.

If the Participant's employment or service is terminated for any reason other than death, Total and Permanent Disability, Qualified Termination of Service, or Retirement, this option shall only be exercisable for the number of shares which were exercisable on the date of such termination.

    A termination of employment or service shall not be deemed to have occurred while the Participant is on military leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment or return to service with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment or return to service under an applicable statute or by contract, the employment or service relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or service or any substantially similar position of employment or service, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment or service shall be deemed to have occurred.

A termination of employment or service with the Corporation or an Affiliate to accept immediate reemployment or return to service with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment or service for purposes of the Plan.

A Participant who is classified as an intermittent employee, consultant or advisor shall be deemed to have a termination of employment or service for purposes of the Plan.

    (b)    Exercise after Death or Disability. If the Participant’s employment or service is terminated due to the Participant’s death or Total and Permanent Disability, without this option having been exercised in full, the remaining portion of this option, determined without regard to the limitations in subsection 2(a), may be exercised within the earlier of (i) three years from the date of death or Total and Permanent Disability, or (ii) the remaining period of this option. In the case of a Participant who dies, this option may be exercised by the person or persons to whom the Participant's rights under this option shall pass by will or

Exhibit 10.3
by applicable law or, if no such person has such rights, by his executor or administrator.

    (c)    Exercise after Qualified Termination of Service. In the event of a Qualified Termination of Service of the Participant, without this option having been exercised in full, the remaining portion of this option, determined without regard to the limitations in subsection 2(a), may be exercised within the earlier of (i) five years from the date of the Qualified Termination of Service of the Participant, or (ii) the remaining period of this option. Notwithstanding the above, the Committee may, in its sole discretion, determine that the option will be settled in cash in connection with a Change of Control, or in such other manner as the Committee deems fair and equitable.

(d)    Exercise after Retirement. If the Participant’s employment or service is terminated due to the Participant’s Retirement, without this option having been exercised in full, the remaining portion of the option, determined without regard to the limitations in subsection 2(a), may be exercised within the earlier of (i) five years from the date of Retirement, or (ii) the remaining period of this option. Notwithstanding the above, if the Corporation receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable Retirement treatment that applies to this option pursuant to this subsection (d) being deemed unlawful and/or discriminatory, then the Corporation will not apply the favorable Retirement treatment at the time of termination and this option will be treated as it would under the rules that apply if the Participant’s employment is terminated under the remaining rules of subsections 2(a) and 2(b).

    (e)    Method of Exercise. This option shall be exercised by delivering to Fidelity , or other authorized agent of the Corporation, as set forth in their terms and conditions of exercise, written notice of the number of shares with respect to which option rights are being exercised and by paying in full the option price of the shares at the time being acquired. Payment may be made in cash, pursuant to a “cashless exercise” arrangement permitted by the Committee in its sole discretion, or, for U.S. Participants only, in shares of the Corporation's common stock as set forth in the terms and conditions of exercise. The date of exercise shall be deemed to be the date of receipt of the written notice and payment for the shares being purchased. The Participant shall have none of the rights of a stockholder with respect to shares covered by such options until the Participant becomes record holder of such shares.

    (f)    Payment of Withholding Taxes. No shares of common stock may be purchased under this option, unless prior to or simultaneously with such purchase, (i) the Participant or (ii) in the event of his death, the person succeeding to his rights hereunder, pay to the Corporation or the Affiliate, as applicable, such amount as the Corporation advises is required under applicable federal, state or local laws to withhold and pay over to governmental taxing

Exhibit 10.3
authorities in relation to this option. Unless otherwise determined by the Committee, payment of required withholding taxes may be made with shares of the Corporation's common stock which otherwise would be distributable upon exercise of the option, pursuant to the rules of the Committee.

3.    Nontransferability. Except as may otherwise be provided by the Committee, this option shall be transferable only by will or by the laws of descent and distribution, and during the Participant's lifetime shall be exercisable only by him or her.

4.    Compliance with Law. No shares of common stock may be purchased under this option, unless prior to the purchase thereof, the Corporation shall have received an opinion of counsel to the effect that the issuance and sale of such shares by the Corporation to the Participant will not constitute a violation of the U.S. Securities Act of 1933, as amended. As a condition of exercise, the Participant shall, if requested by the Corporation, submit a written statement in form satisfactory to counsel for the Corporation, to the effect that any shares of common stock purchased upon exercise of this option will be purchased for investment and not with a view to the distribution thereof within the meaning of the U.S. Securities Act of 1933, as amended, and the Corporation shall have the right, in its discretion, to cause the certificates representing shares of common stock purchased hereunder to be appropriately legended to refer to such undertaking or to any legal restrictions imposed upon the transferability thereof by reason of such undertaking.

    The option granted hereby is subject to the condition that if the listing, registration or qualification of the shares subject hereto on any securities exchange or under any state or federal law, or if the consent or approval of any regulatory body shall be necessary as a condition of, or in connection with, the granting of the option or the delivery or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Corporation agrees to use its best efforts to obtain any such requisite listing, registration, qualification, consent or approval.

5.    No Right of Continued Service. The granting of this option does not confer upon the Participant any legal right to be continued in the employ or service of the Corporation or its Affiliates, and the Corporation and its Affiliates reserve the right to discharge the Participant whenever the interest of the Corporation or its Affiliates may so require without liability to the Corporation or its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred on the Participant under this option.

6.    Discretion of the Corporation, Board of Directors and the Committee. Any decision made or action taken by the Corporation or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of this option shall be within the absolute discretion of the Corporation, the Board of Directors of the Corporation or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

Exhibit 10.3

7.    Amendments. The Committee may at any time alter or amend this option to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the common stock or any other security of the Corporation is listed, and (3) permitted under applicable provisions of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended (including rule 16b-3 thereof).

8.    Inalienability of Benefits and Interest. This option and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of the Participant.

9.    Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this option shall be determined in accordance with the laws of the State of Delaware.

10.    Purchase of Common Stock. The Corporation and its Affiliates may, but shall not be required to, purchase shares of common stock of the Corporation for purposes of satisfying the requirements of this option. The Corporation and its Affiliates shall have no obligation to retain and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of common stock of the Corporation purchased for satisfying the requirements of this option.

11.    Notices. Any notice to be given to the Corporation under this option shall be addressed to the Corporation in care of its Director of Compensation located at the World Headquarters, and any notice to be given to the Participant under the terms of this option may be addressed to him at his address as it appears on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government or any equivalent non-U.S. postal service.

12.    Changes in Capitalization. In the event there are any changes in the common stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee in (a) the number of shares and the option price per share of stock subject to this option, and (b) such other provisions of this option as may be necessary and equitable to carry out the foregoing purposes.

Exhibit 10.3

13.    Effect on Other Plans. All benefits under this option shall constitute special incentives and shall not affect the level of benefits provided to or received by the Participant (or the Participant's estate or heirs) as part of any employee benefit plan of the Corporation or an Affiliate. This option shall not be construed to affect in any way the Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

14.    Successors. This option shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

15.    Defined Terms. Terms which are capitalized are defined herein or in the Plan and have the same meaning set forth in the Plan, unless the context indicates otherwise.

16.    Non-Competition Provisions For U.S. Participants Only.

        (a)    During the term of the Participant’s employment or service and for a period of two (2) years following the termination of employment or service, regardless of the reason for or the manner of termination, unless otherwise prohibited by state law, the Participant agrees that the Participant shall not, without the written consent of the Corporation, within the United States of America, either directly or indirectly, undertake for a Competitor to perform duties and responsibilities that are the same or substantially similar to those duties and responsibilities that the Participant undertook for the Corporation or an Affiliate, relating to the research, development, production, sales and/or marketing of any health or hygiene product (“Business of the Corporation”) competitive with any health or hygiene product for which the Participant had research, development, production, sales and/or marketing duties or responsibilities during the two (2) year period prior to the end of the Participant’s employment or service, unless such product is no longer produced or sold by the Corporation. As used herein, “Competitor” means any business that is the same or substantially the same as the Business of the Corporation anywhere in the United States; provided, however, the foregoing restriction shall not apply if the Participant resides and/or primarily works in the State of California.

    (b)     During the period of two (2) years following termination of Participant’s employment or service with the Corporation or an Affiliate, the Participant agrees to notify the Corporation in writing prior to accepting new employment, or engaging in any other activity which may violate this Award Agreement, and the Participant agrees to provide in such notice information concerning the anticipated new employment or activity, including, but not limited to: name of employer; address of employer; name of new team leader; job title; and scope and responsibilities of the new position. The Participant recognizes that such duty of notification is absolute and is not affected by the Participant’s belief that such employment may perhaps not violate this Award Agreement or otherwise

Exhibit 10.3
be unfairly competitive with the Corporation. The Participant’s written notice should be addressed to General Counsel, Attention: Noncompetition and Confidentiality Agreement, AVANOS MEDICAL, INC. 5405 Windward Parkway, Alpharetta, Georgia 30004; provided, however, the foregoing notice requirement shall not apply if the Participant resides and/or primarily works in the State of California.

    (c)     During the period of two (2) years following termination of the Participant’s employment or service with the Corporation or an Affiliate, the Participant shall provide a copy of this Section 16 of this Award Agreement to each new employer or service recipient before starting in any new employment or service. The Participant agrees that the Corporation may notify any third party about the Participant’s obligations under Section 16 of this Award Agreement until such obligations are fulfilled.

    (d)    If any provision of this Section 16 is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Award Agreement and such invalidity, illegality or unenforceability will not affect any other provision of the Award Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the covenants contained in this Section 16 are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of this Section 16 so as to make the scope of such Section 16 as broad as can be enforced under applicable law.

(e)    In the event of an anticipated or actual breach by the Participant of this Section 16, the Participant acknowledges and agrees that damages would not be an adequate remedy to compensate the Corporation for the harm to the business of the Corporation and, in such event, agrees that the Corporation shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Award Agreement shall be construed to limit any permanent relief to which the Corporation may be entitled or the damages otherwise recoverable by the Corporation in any such event.

    (f)    If the Participant violates any aspect of this Section 16, or any duty of loyalty or confidentiality imposed by law, in addition to any damages that the Participant may be required to pay, the Participant understands and agrees that the Participant shall be required to reimburse the Corporation for all its costs incurred to enforce this Award Agreement, including but not limited to, all attorneys’ fees.

17.    Acceptance of Option Terms and Conditions. A Participant has until the end of the one hundred twenty (120) day period beginning from the Grant Date of this option to accept this Award Agreement. If the Participant does not accept this Award Agreement on or

Exhibit 10.3
before the end of such one hundred twenty (120) day period, then the grant of the right and option to purchase the shares of common stock of the Corporation shall not be binding on and shall be voidable by the Corporation, in which case it shall have no further force or effect.

18.    Conflict with Plan. This option is awarded pursuant to and subject to the Plan. This Award Agreement is intended to supplement and carry out the terms of the Plan. It is subject to all terms and provisions of the Plan and, in the event of a conflict, the Plan shall prevail.

Acknowledgment of Conditions

I understand, acknowledge and agree to the following conditions with respect to the Award granted to me under the Plan:

•The Plan is discretionary in nature and the Corporation may modify, amend, suspend, cancel or terminate it at any time, to the extent permitted by the Plan. The grant of an option is a voluntary and occasional benefit and does not create any contractual or other right to receive a grant of options or benefits in lieu of options in the future, even if options have been granted in the past. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of option shares, vesting provisions and the exercise price.

•My participation in the Plan is voluntary. The value of this option and the shares of common stock covered by this option, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or, if different, my actual employer (the “Employer”), and which are outside the scope of my employment or service contract, if any, and are not intended to replace any pension rights or compensation. As such, the option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event shall be considered as compensation for, or relating in any way to, past services for the Corporation, the Employer or any other Affiliate.

•Unless otherwise agreed with the Corporation, this option and the shares of common stock subject to this option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate;

•Unless otherwise set forth in the Award Agreement, vesting of any option shares ceases upon termination of active employment or service for any reason (whether or not in breach of local labor laws, and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed or in service for purposes of this option.

Exhibit 10.3

•No claim or entitlement to compensation or damages shall arise from termination of this option or diminution in value of this option resulting from termination of my employment or service (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration of the grant of this option, to which I am not otherwise entitled, I irrevocably agree never to institute any claim against the Corporation, the Employer or any other Affiliate, waive my ability, if any, to bring any such claim, and release the Corporation, the Employer and all other Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction to have arisen, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such a claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims.

•The future value of the underlying shares is unknown, indeterminable, and cannot be predicted with certainty. If the underlying shares do not increase in value, the option will have no value. If I exercise this option and obtain shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the option price.

•Neither the Corporation, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of this option or of any amounts due to me pursuant to the exercise of this option or the subsequent sale of any shares of common stock acquired upon exercise.

•Regardless of any action the Corporation or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related withholding related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Corporation or the Employer. I further acknowledge that the Corporation and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this option, including, but not limited to, the grant, vesting or exercise of this option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this option to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Furthermore, if I have become subject to Tax-Related Items in more than one jurisdiction , I acknowledge that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
•Prior to the relevant taxable or tax withholding event, as applicable, I shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy or account for all Tax-Related Items. In this regard, I authorize the Corporation or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

Exhibit 10.3
(1)    withholding from my wages or other cash compensation paid to me by the Corporation and/or the Employer; or
(2)    withholding from proceeds of the sale of shares acquired pursuant to the exercise of this option, either through a voluntary sale or through a mandatory sale arranged by the Corporation (on my behalf, pursuant to this authorization); or
(3)    withholding in shares to be issued upon exercise of this option.
•Depending on the withholding method, the Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares, I am deemed, for tax purposes, to have been issued the full number of shares subject to the portion of this option that is exercised, notwithstanding that a number of shares is held back solely for the purpose of paying Tax-Related Items due as a result of any aspect of my participation in the Plan.
•I shall pay to the Corporation or to the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to honor the exercise or deliver shares to me if I fail to comply with my obligation in connection with the Tax-Related Items as described herein.
•The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
•Data Privacy. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Award Agreement and any other this option grant materials by and among, as applicable, the Employer, the Corporation and its other Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Corporation and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all options or any other entitlement to shares of common stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

I understand that Data will be transferred to Fidelity, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the

Exhibit 10.3
Corporation with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Corporation, Fidelity and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment or service status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Corporation would not be able to grant me options or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

•My option may not be assigned, sold, encumbered, or in any way transferred or alienated.

•The Plan is governed by and subject to U.S. law. Interpretation of the Plan and my rights under the Plan will be governed by provisions of U.S. law. For purposes of litigating any dispute that arises under this grant or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Georgia, U.S.A. and agree that such litigation shall be conducted in the federal courts for the United States for the Northern District of Georgia, where this grant is made and/or to be performed.

•I am solely responsible for obtaining/providing whatever exchange control approvals, permits, licenses or notices, which may be necessary for me to exercise my option, acquire the shares or to hold or sell the shares subject to the option. Neither the Corporation nor its Affiliates will be responsible for obtaining such approvals, licenses or permits, or for making any such notices, nor will the Corporation or its Affiliates be liable for any fines or penalties I may incur for failure to obtain any required approvals, permits or licenses or to make any required notices.

•The provisions of this Award Agreement are severable and if one or more of the provisions of this Award Agreement shall be held invalid, illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable. To the extent that any provisions of this Award Agreement are held to be invalid or otherwise

Exhibit 10.3
unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

•If I have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

•Notwithstanding any provisions in this Award Agreement, this option shall be subject to any special terms and conditions set forth in Appendix A to this Award Agreement for my country. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Award Agreement.

•The Corporation reserves the right to impose other requirements on my participation in the Plan, on this option and on any shares acquired under the Plan, to the extent that the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

•The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by on-line delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

•A waiver by the Corporation of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by me or any other employee.

•Depending on my country, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of common stock or rights to shares of common stock (e.g., options) under the Plan during such times as I am considered to have “inside information” regarding the Corporation (as defined by the laws in my country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy. I am responsible for ensuring my compliance with any applicable restrictions and am advised to speak with my personal legal advisor on this matter.

Exhibit 10.3
Conclusion and Acceptance

I accept this grant via electronic signature by clicking the "Accept" icon and certify that I have read, understand and agree to the terms and conditions of the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the "Plan"), the provisions of the applicable agreements and all other applicable documents (including any country-specific terms for my country). I hereby authorize my employer or service recipient to furnish the Corporation (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of options and enable administration of the Plan and I understand that such information shall be used only as long and to the extent necessary to administer my participation in the Plan. I agree that my participation in the Plan and the awards granted to me under the Plan will be governed solely by provisions of U.S. law.

Exhibit 10.3
AVANOS MEDICAL, INC.
NONQUALIFIED STOCK OPTION
AWARD AGREEMENT

APPENDIX A

Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Award Agreement.

This Appendix A includes additional terms and conditions that govern this option granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2015. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information be out of date at exercise of this option or the subsequent sale of shares acquired under the Plan or receipt of any dividends.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in the Participant is currently residing and/or working, transferred or transfers employment after the Grant Date or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner. The Corporation shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Participant in such circumstances.

AUSTRALIA

Exercise of Option

The following provisions supplement Section 2 of the Award Agreement:

If, on the vesting date on which a portion of this option vests, the fair market value of a share of common stock underlying this option (by reference to the closing price on the previous day) is equal to or less than the option price per share, the Participant shall not be permitted to exercise such vested portion of this option. The Participant shall be permitted to exercise such vested portion of this option only starting on the first trading day immediately following the first

Exhibit 10.3
trading day on which the fair market value of a share of common stock underlying such vested portion of this option exceeds the option price per share. For the avoidance of doubt, as determined by the Corporation in its sole discretion, this provision also shall apply to any unvested options held by a participant who transfers to Australia after the Grant Date.

Further, unless an earlier expiration date is set forth in the notice of grant or in the Award Agreement, the expiration date of this Option shall be the date that is six (6) years and eleven (11) months after the Grant Date.

Securities Law Information

If shares of common stock acquired under the Plan are subsequently offered for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law, and, therefore, the Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exchange Control Information

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report on behalf of individuals in Australia. If there is no Australian bank involved in the transfer, individuals generally will be required to file the report themselves.

BELGIUM

Tax Considerations

This option must be accepted more than 60 days after the offer.

Foreign Asset/Account Reporting Information

The Participant is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

Compliance with Law

By accepting this option, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the options, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan.

Exchange Control Information

Exhibit 10.3
If the Participant is resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock.

CANADA

Form of Payment

Due to regulatory considerations in Canada, the Participant is prohibited from surrendering shares of common stock that he or she already owns or attesting to the ownership of shares to pay the option price or any Tax-Related Items in connection with this option.

Securities Law Information

The Participant is permitted to sell shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The Corporation’s shares are currently listed on New York Stock Exchange.

Acknowledgment of Conditions

The following provision supplements the Acknowledgement of Conditions section of the Award Agreement:

For purposes of this option, termination of my employment or service shall occur on the date that is the earlier of: (1) the date my employment is terminated, (2) the date I receive notice of termination of employment or service from the Employer, or (3) the date I am no longer actively employed or providing services, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law, and/or common law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed or providing services for purpose of this option.

Foreign Asset/Account Reporting Information

Foreign property (including shares of common stock) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. It is not certain if vested and unvested options constitute foreign property that needs to be reported on Form T1135. The form must be filed by April 30th of the following year. It is the Participant’s responsibility to comply with applicable reporting obligations.

FRANCE

Option Not Tax-Qualified

Exhibit 10.3

The Participant understands that this option is not intended to be French tax-qualified.

Consent to Receive Information in English

By accepting the Award Agreement providing for the terms and conditions of the Participant’s grant, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Award Agreement), which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d'Attribution décrivant les termes et conditions de l’attribution au Participant, le Participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d'Attribution) qui ont été fournis en langue anglaise.  Le Participant accepte les termes de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Information

If the Participant holds shares of common stock outside of France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. No report is required for payments less than €12,500. In case of payments in connection with securities (including proceeds realized upon the sale of shares of common stock), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.

HONDURAS

There are no country-specific provisions.

JAPAN

Exchange Control Information

If the Participant acquires shares of common stock valued at more than ¥100,000,000 in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares.

Exhibit 10.3
In addition, if the Participant pays more than ¥30,000,000 in a single transaction for the purchase of shares when the Participant exercises this option, the Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Participant pays upon a one-time transaction for exercising this option and purchasing shares of common stock exceeds ¥100,000,000, then the Participant must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information

The Participant will be required to report details of any assets (including any shares of common stock acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15th of the following year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to report details of any outstanding options or shares of common stock held by the Participant in the report.

MEXICO

Modification

By accepting this option, the Participant understands and agrees that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Acknowledgment of Grant

In accepting this option, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement, including this Appendix A, has reviewed the Plan and the Award Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix A. The Participant further acknowledges that the Participant has read and specifically and expressly approves the Acknowledgment of Conditions section of the Award Agreement, in which the following is clearly described and established:

    (1)    The Participant’s participation in the Plan does not constitute an acquired right.
(2)    The Plan and the Participant’s participation in the Plan are offered by the Corporation on a wholly discretionary basis.
(3)    The Participant’s participation in the Plan is voluntary.

Exhibit 10.3
(4)    Neither the Corporation nor any Affiliate is responsible for any decrease in the value of this option and/or shares of common stock acquired under the Plan.

Labor Law Acknowledgment and Policy Statement

In accepting the grant of this option, the Participant expressly recognizes that AVANOS MEDICAL, INC., with registered offices at 5405 Windward Parkway, Alpharetta, Georgia 30004, U.S.A. , is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of common stock do not constitute an employment relationship between the Participant and the Corporation since the Participant is participating in the Plan on a wholly commercial basis and his or her Employer is Avent S. de R.L. de C.V or La Ada de Acuna (“AVANOS-Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the Employer, AVANOS-Mexico and do not form part of the employment conditions and/or benefits provided by AVANOS-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against AVANOS MEDICAL, INC.for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Corporation, its shareholders, officers, agents, or legal representatives or Affiliates with respect to any claim that may arise.

Spanish Translation

Modificación

Al aceptar la Opción, el Participante entiende y acuerda que cualquier modificación al Plan o al Acuerdo o su terminación, no cambiará o disminuirá los términos y condiciones de empleo.

Reconocimiento del Otorgamiento

Al aceptar la Opción, el Participante está de acuerdo en haber recibido una copia del Plan, del Acuerdo incluyendo el presente Anexo “A” y ha revisado el Plan y el Acuerdo, incluyendo este Anexo “A” en su totalidad y comprende y acepta todas las disposiciones previstas en el Plan, en el Acuerdo, incluyendo el presente Anexo “A”. Asimismo, el Empleado reconoce que ha leído y específicamente aprueba la sección de Reconocimiento de las Condiciones del Acuerdo, en el cual claramente se describe y establece lo siguiente:

    (1)    La participación del Empleado en el Plan no constituye un derecho adquirido.

Exhibit 10.3
(2)     El Plan y la participación del Empleado en el Plan se ofrecen por la Compañía de forma completamente discrecional.
    (3)     La participación del Empleado en el Plan es voluntaria.
(4)    Ni la Compañía ni sus Afiliadas son responsables por la reducción del valor de la opción de Compra de Acciones emitida bajo el Plan.

Reconocimiento de la Legislación Laboral y Declaracion de la Poltitica

Al aceptar el otorgamiento de la opción, el Empleado expresamente reconoce que AVANOS MEDICAL, INC. con oficinas registradas en 5405 Windward Parkway, Alpharetta, Georgia 30004, U.S.A. , es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de o Acciones bursátiles no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su Patrón es Avent S. de R.L. de C.V or La Ada de Acuna ("AVANOS México"). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón, AVANOS México y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por AVANOS México y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva derecho o acción alguna que ejercitar en contra de AVANOS MEDICAL, INC. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

Securities Law Information

The option is granted pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the opton is subject to section 257 of the SFA and the Participant will not be able to make (i) any subsequent sale of the shares of common stock in Singapore or (ii) any

Exhibit 10.3
offer of such subsequent sale of the shares of common stock subject to the option in Singapore, unless such sale or offer is made (a) after six months of the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation

If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Corporation’s Singapore Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Corporation’s Singapore Affiliate in writing when the Participant receives an interest (e.g., an option or shares) in the Corporation or any Affiliate. In addition, the Participant must notify the Corporation’s Singapore Affiliate when he or she sells shares of the Corporation or of any Affiliate (including when the Participant sells shares issued upon exercise of the option). These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Corporation or any Affiliate, or (ii) any change in a previously-disclosed interest (e.g., upon exercise of the option or when shares of common stock acquired under the Plan are subsequently sold). In addition, a notification of the Participant’s interests in the Corporation or any Affiliate must be made within two business days of becoming the CEO or a director, associate director or shadow director.

THAILAND

Exchange Control Information

If the proceeds from the sale of shares of common stock or the receipt of dividends paid or such shares are equal to or greater than US$50,000 in a single transaction, the Participant must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand.

The Participant should consult his or her personal advisor prior to taking any action with respect to remittance of cash proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

Tax Acknowledgment

The following information supplements the information regarding Tax-Related Items in the Acknowledgment of Conditions section of the Award Agreement:

If payment or withholding of the income tax due is not made within 90 days of the end of the tax year in which the event giving rise to the Tax-Related Items occurs or such other period

Exhibit 10.3
specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (“HMRC”) official rate; it will be immediately due and repayable. Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of this provision will not apply to the Participant. In the event that the Participant is an executive officer or director, as defined above, and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Corporation and/or the Employer may recover from the Participant at any time thereafter by any of the means referred to in the Acknowledgement of Conditions section of the Award Agreement.

Exhibit 10.3
AVANOS MEDICAL, INC.
TIME-VESTED RESTRICTED STOCK UNIT
AWARD AGREEMENT

AVANOS MEDICAL, INC., a Delaware corporation (hereinafter called the "Corporation"), has granted to the participant (the “Participant) named in the Notification of Grant Award provided on the Fidelity Investments (“Fidelity”) site, or any successor system (the “Grant Notice”), an award (the “Award) of Time-Vested Restricted Stock Units (“RSUs”) pursuant to the terms set forth in (a) the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the “Plan”) and (b) this Award Agreement, including any country-specific terms and conditions contained in Appendix A to this Award Agreement. Capitalized terms used but not defined in this Award Agreement shall have the meanings specified in the Plan.

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Plan to aid in attracting and retaining highly qualified personnel and to encourage those persons who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or the Affiliate's long-term success;

NOW, THEREFORE, it is agreed as follows:

1.    Number of Share Units Granted. The Corporation hereby grants to the Participant the number of RSUs set forth in the Grant Notice subject to the terms, conditions and restrictions set forth in this Award Agreement, the Grant Notice and the Plan.

2.    Transferability Restrictions.

(a)    Restricted Period. During the Restricted Period, the Participant may not sell, assign, transfer, or otherwise dispose of, or mortgage, pledge or otherwise encumber the Award. The RSUs, including any accrued dividend equivalents, shall be subject to forfeiture until the Participant becomes vested in such Awards on the date(s) reflected in the Grant Notice.

The Restricted Period shall begin on the date of the granting of this Award, and shall end upon the vesting of the Award. Holders of Awards shall have none of the rights of a shareholder with respect to such shares including, but not limited to, any right to receive dividends in cash or other property or other distribution or rights in respect of such shares except as otherwise provided in this Award Agreement, nor to vote such shares as the record owner thereof.

During each year in the Restricted Period, the Participant will not be paid dividend equivalents on the unvested RSUs, but the Participant will receive a credit equal to dividends declared on the Corporation’s Common Stock which

Exhibit 10.3
will be reinvested in additional RSUs at the then fair market value of the Corporation’s Common Stock on the date dividends are paid, and the additional RSUs will be accumulated and paid if and when the RSUs vest, based on the actual number of RSUs that vest. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Corporation. The Corporation shall not be required to segregate any cash or other property of the Corporation.

(b)    Termination of Service. Participant shall forfeit any unvested Award, including any accrued dividend equivalents, upon termination of employment or service unless such termination is (i) due to a Qualified Termination of Service, or (ii) due to death, Retirement or Total and Permanent Disability.

    An authorized leave of absence shall not be deemed to be a termination of employment or service if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment or return to service with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment or return to service under an applicable statute or by contract, the employment or service relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or service or any substantially similar position of employment or service, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment or service shall be deemed to have occurred.

    A termination of employment or service with the Corporation or an Affiliate to accept immediate reemployment or return to service with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment or service for the purposes of the Plan if the level of bona fide services the Participant would perform after such date would continue at a rate equal to more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

    A Participant who is classified as an intermittent employee, consultant or advisor shall be deemed to have a termination of employment or service for

Exhibit 10.3
purposes of the Plan if the level of bona fide services the Participant would perform after such date would permanently decrease to less than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

(c)    Death, Retirement, or Total and Permanent Disability. If the Participant’s termination of employment or service is due to death, Retirement or Total and Permanent Disability, it shall result in pro rata vesting, based on the number days that have elapsed during the Restricted Period prior to the Participant’s termination of employment, and shall be paid within 70 days following the Participant’s termination of employment or service.

    Notwithstanding this Section 2(c), if the Corporation receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that would likely result in the favorable Retirement treatment that applies to the RSUs under this Section 2(c) being deemed unlawful and/or discriminatory, then the Corporation will not apply the favorable Retirement treatment and RSUs will be treated as they would under the rules that apply if the Participant’s employment with the Corporation or an Affiliate ends for any other reason, as applicable.

(d)    Qualified Termination of Service. In the event of a Qualified Termination of Service all restrictions will lapse and the shares will become fully vested and shall be paid within 10 days following the last day of employment or service of the Participant with the Corporation or an Affiliate.

(e)    Payment of Awards. The payment of the Award shall be made in shares of Common Stock. The payment of an Award shall be made within 70 days following the end of the Restricted Period.

(f)    Payment of Withholding Taxes. No shares of Common Stock, nor any cash payment, may be delivered under this Award, unless prior to or simultaneously with such issuance, the Participant or, in the event of his death, the person succeeding to his rights hereunder, shall pay to the Corporation or an Affiliate, as applicable, such amount as the Corporation advises is required under applicable federal, state or local laws to withhold and pay over to governmental taxing authorities in relation to this Award. The Corporation may, in its discretion, withhold payment of required withholding taxes with cash or shares of Common Stock which otherwise would be delivered following the date of vesting of the Award.

3.    Nontransferability. Neither the Award nor the Participant’s right to receive payment for vested Awards may be assigned or transferred except upon the death of the Participant (i) by will or (ii) by the laws of descent and distribution.

Exhibit 10.3

4.    Compliance with Law. No payment may be made under this Award, unless prior to the issuance thereof, the Corporation shall have received an opinion of counsel to the effect that this Award by the Corporation to the Participant will not constitute a violation of the U.S. Securities Act of 1933, as amended. As a condition of this Award, the Participant shall, if requested by the Corporation, submit a written statement in form satisfactory to counsel for the Corporation, to the effect that any shares received under this Award shall be for investment and not with a view to the distribution thereof within the meaning of the U.S. Securities Act of 1933, as amended, and the Corporation shall have the right, in its discretion, to cause the certificates representing shares hereunder to be appropriately legended to refer to such undertaking or to any legal restrictions imposed upon the transferability thereof by reason of such undertaking.

    The Award granted hereby is subject to the condition that if the listing, registration or qualification of the shares subject hereto on any securities exchange or under any state or federal law, or if the consent or approval of any regulatory body shall be necessary as a condition of, or in connection with, the granting of the Award or the delivery of shares thereunder, such shares may not be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Corporation agrees to use its best efforts to obtain any such requisite listing, registration, qualification, consent or approval.

    The Participant is solely responsible for obtaining/providing whatever exchange control approvals, permits, licenses, or notices, which may be necessary for the Participant to hold the Award, or to receive any payment of cash or shares or to hold or sell the shares subject to the Award, if any. Neither the Corporation nor its Affiliates will be responsible for obtaining any such approvals, licenses or permits, or for making any such notices, nor will the Corporation or its Affiliates be liable for any fines or penalties the Participant may incur for failure to obtain any required approvals, permits or licenses or to make any required notices.

5.    No Right of Continued Service. The granting of this Award does not confer upon the Participant any legal right to be continued in the employ or service of the Corporation or its Affiliates, and the Corporation and its Affiliates reserve the right to discharge the Participant whenever the interest of the Corporation or its Affiliates may so require without liability to the Corporation or its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred on the Participant under this Award.

6.    Discretion of the Corporation, Board of Directors and the Committee. Any decision made or action taken by the Corporation or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of this Award shall be within the absolute discretion of the Corporation, the Board of Directors of the Corporation or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

Exhibit 10.3
7.    Inalienability of Benefits and Interest. This Award and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of the Participant.

8.    Delaware Law to Govern. The Plan is governed by and subject to the laws of the United States of America. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Award and any rights under the Plan shall be determined in accordance with the laws of the State of Delaware.

9.    Purchase of Common Stock. The Corporation and its Affiliates may, but shall not be required to, purchase shares of Common Stock of the Corporation for purposes of satisfying the requirements of this Award. The Corporation and its Affiliates shall have no obligation to retain and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Corporation purchased for satisfying the requirements of this Award.

10.    Notices. Any notice to be given to the Corporation under this Award shall be addressed to the Corporation in care of its Director of Compensation located at the World Headquarters, and any notice to be given to the Participant under the terms of this Award may be addressed to him or her at the address as it appears on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government or any equivalent non-U.S. postal service.

11.    Changes in Capitalization. In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee in (a) the number of shares subject to this Award, and (b) such other provisions of this Award as may be necessary and equitable to carry out the foregoing purposes.

12.    Effect on Other Plans. All benefits under this Award shall constitute special incentives and shall not affect the level of benefits provided to or received by the Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. This Award shall not be construed to affect in any way the

Exhibit 10.3
Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

13.    Discretionary Nature of Award. The grant of an Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of RSUs and vesting provisions. The value of the Award is an extraordinary item outside the scope of the Participant’s employment or service contract, if any. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.    Data Privacy. The Participant hereby authorizes their employer to furnish the Corporation (and any agent of the Corporation administering the Plan or providing Plan recordkeeping services) with such information and data as it shall request in order to facilitate the grant of Awards and administration of the Plan and the Participant waives any data privacy rights such Participant might otherwise have with respect to such information.

15.    Conflict with Plan. This Award is awarded pursuant to and subject to the Plan. This Agreement is intended to supplement and carry out the terms of the Plan. It is subject to all terms and provisions of the Plan and, in the event of a conflict, the Plan shall prevail.

16.    Successors. This Award shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

17.    Amendments. The Committee may at any time alter or amend this Award to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (3) permitted under applicable provisions of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended (including rule 16b-3 thereof), and (4) that such action would not result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder). Notwithstanding anything to the contrary contained herein, the Committee may not take any action that would result in any amount payable under this option qualifying as "applicable employee remuneration" as so defined for purposes of Section 162(m) of the Code.

18.    Defined Terms. Terms which are capitalized are defined herein or in the Plan and have the same meaning set forth in the Plan, unless the context indicates otherwise.

19.    Non-Competition Provisions For U.S. Participants Only.

        (a)    During the term of the Participant’s employment or service and for a period of two (2) years following the termination of employment or service,

Exhibit 10.3
regardless of the reason for or the manner of termination, unless otherwise prohibited by state law, the Participant agrees that the Participant shall not, without the written consent of the Corporation, within the United States of America, either directly or indirectly, undertake for a Competitor to perform duties and responsibilities that are the same or substantially similar to those duties and responsibilities that the Participant undertook for the Corporation or an Affiliate, relating to the research, development, production, sales and/or marketing of any health or hygiene product (“Business of the Corporation”) competitive with any health or hygiene product for which the Participant had research, development, production, sales and/or marketing duties or responsibilities during the two (2) year period prior to the end of the Participant’s employment or service, unless such product is no longer produced or sold by the Corporation. As used herein, “Competitor” means any business that is the same or substantially the same as the Business of the Corporation anywhere in the United States; provided, however, the foregoing restriction shall not apply if the Participant resides and/or primarily works in the State of California.

    (b)     During the period of two (2) years following termination of the Participant’s employment or service with the Corporation or an Affiliate, the Participant agrees to notify the Corporation in writing prior to accepting new employment, or engaging in any other activity which may violate this Award Agreement, and the Participant agrees to provide in such notice information concerning the anticipated new employment or activity, including, but not limited to: name of employer; address of employer; name of new team leader; job title; and scope and responsibilities of the new position. The Participant recognizes that such duty of notification is absolute and is not affected by the Participant’s belief that such employment or service may perhaps not violate this Award Agreement or otherwise be unfairly competitive with the Corporation. The Participant’s written notice should be addressed to General Counsel, Attention: Noncompetition and Confidentiality Agreement, AVANOS MEDICAL, INC., 5405 Windward Parkway, Alpharetta, Georgia 30004; provided, however, the foregoing notice requirement shall not apply if the Participant resides and/or primarily works in the State of California.

    (c)     During the period of two (2) years following termination of the Participant’s employment or service with the Corporation or an Affiliate, the Participant shall provide a copy of Section 19 of this Award Agreement to each new employer or service recipient before starting in any new employment or service. The Participant agrees that the Corporation may notify any third party about the Participant’s obligations under Section 19 of this Award Agreement until such obligations are fulfilled.

    (d)    If any provision of this Section 19 is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Award Agreement and such invalidity,

Exhibit 10.3
illegality or unenforceability will not affect any other provision of the Award Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the covenants contained in this Section 19 are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of this Section 19 so as to make the scope of such Section 19 as broad as can be enforced under applicable law.

(e)    In the event of an anticipated or actual breach by the Participant of this provision, the Participant acknowledges and agrees that damages would not be an adequate remedy to compensate the Corporation for the harm to the business of the Corporation and, in such event, agrees that the Corporation shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Agreement shall be construed to limit any permanent relief to which the Corporation may be entitled or the damages otherwise recoverable by the Corporation in any such event.

    (f)    If the Participant violates any aspect of this provision, or any duty of loyalty or confidentiality imposed by law, in addition to any damages that the Participant may be required to pay, the Participant understands and agrees that the Participant shall be required to reimburse the Corporation for all its costs incurred to enforce this Award Agreement, including but not limited to, all attorneys’ fees.

20.    Acceptance of Award Terms and Conditions. A Participant has until the end of the one hundred twenty (120) day period beginning from the Grant Date of this Award to accept this Award Agreement. If the Participant does not accept this Award Agreement on or before the end of such one hundred twenty (120) day period then the grant of the Award shall not be binding on and shall be voidable by the Corporation, in which case it shall have no further force or effect.

Acknowledgment of Conditions

I understand, acknowledge and agree to the following conditions with respect to the Award granted to me under the Plan:

•The Plan is established voluntarily by the Corporation, is discretionary in nature and may be modified, amended, suspended, cancelled or terminated at any time, to the extent permitted by the Plan. The grant of an Award is a voluntary and occasional benefit and does not create any contractual or other right to receive an Award or benefits in lieu of an Award in the future, even if the Awards have been granted in the past. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of Awards, vesting provisions and the exercise price.

Exhibit 10.3
•My participation in the Plan is voluntary. Participation in the Plan will not create a right to further employment or service with my actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate my employment or service relationship at any time. Further, the Award and my participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Corporation or any Affiliate.

•The Award and the shares of Common Stock subject to the Award and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or, if different, the Employer, and which are outside the scope of my employment or service contract, if any, and are not intended to replace any pension rights or compensation. As such, the Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event shall be considered as compensation for, or relating in any way to, past services for the Corporation, the Employer or any other Affiliate.

•Unless otherwise agreed with the Corporation, the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate.

•The future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty.
•No claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of my employment or service by the Corporation or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Corporation, the Employer or any other Affiliate, waive my ability, if any, to bring any such claim, and release the Corporation, the Employer and all other Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such a claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims.
•In the event of termination of my employment or service (whether or not in breach of local labor laws and except as otherwise explicitly provided in the Award Agreement of the Plan), my right to receive RSUs and vest in the Award under the Plan, if any, will terminate effective as of the date that I am no longer actively employed or in service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed or in service for purposes of the Award.

Exhibit 10.3
•The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. Further, I have been advised to consult with my own advisors regarding participation in the Plan before taking any action related to the Plan.
•Neither the Corporation, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to me pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
•Regardless of any action the Corporation or the Employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Corporation or the Employer. I further acknowledge that the Corporation and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the RSUs, the vesting of RSUs, the conversion of the RSUs into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
•Prior to the relevant taxable or tax withholding event, as applicable, I shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy or account for all Tax-Related Items. In this regard, I authorize the Corporation or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(1)    withholding from my wages or other cash compensation paid to me by the Corporation and/or the Employer; or
(2)    withholding from proceeds of the sale of shares acquired upon vesting of the Award either through a voluntary sale or through a mandatory sale arranged by the Corporation (on my behalf, pursuant to this authorization); or
(3)    withholding in shares to be issued upon vesting of the Award.
•Depending on the method of withholding, the Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to

Exhibit 10.3
the common stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, I am deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Plan.
•I shall pay to the Corporation or to the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to deliver shares or the proceeds of the sale of shares to me if I fail to comply with my obligations in connection with the Tax-Related Items.
•I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Award Agreement and any other grant materials by and among, as applicable, my Employer, the Corporation, and its other Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.
•I understand that the Corporation and my Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in my favor (“Data”), for the purpose of implementing, administering and managing the Plan.
•I understand that Data will be transferred to Fidelity, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Corporation, Fidelity and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment or service status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Corporation would not be able to grant

Exhibit 10.3
me RSUs or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
•The Plan and the Award are governed by and subject to U.S. law. Interpretation of the Plan and my rights under the Plan will be governed by provisions of U.S. law. For purposes of litigating any dispute that arises under this Award or Award Agreement, the parties submit to and consent to the jurisdiction of the State of Georgia, U.S.A. and agree that such litigation shall be conducted in the federal courts for the United States for the Northern District of Georgia and no other courts.
•I am solely responsible for obtaining/providing whatever exchange control approvals, permits, licenses or notices, which may be necessary for my Award, to acquire the shares or to hold or sell the shares subject to the RSU award. Neither the Corporation nor its Affiliates will be responsible for obtaining such approvals, licenses or permits, or for making any such notices, nor will the Corporation or its Affiliates be liable for any fines or penalties I may incur for failure to obtain any required approvals, permits or licenses or to make any required notices.
•The provisions of this Award Agreement are severable and if one or more of the provisions of this Award Agreement shall be held invalid, illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable. To the extent that any provisions of this Award Agreement are held to be invalid or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.
•If I have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
•Notwithstanding any provisions in this Award Agreement, the Award shall be subject to any special terms and conditions set forth in Appendix A to this Award Agreement for my country. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Award Agreement.
•The Corporation reserves the right to impose other requirements on my participation in the Plan, on the Award and on any shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require me

Exhibit 10.3
to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
•The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by on-line delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third-party designated by the Corporation.
•A waiver by the Corporation of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by me or any other participant.
•Depending on my country, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., RSUs) under the Plan during such times as I am considered to have “inside information” regarding the Corporation (as defined by the laws in my country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy.  I am responsible for ensuring my compliance with any applicable restrictions and am advised to speak with my personal legal advisor on this matter.

Conclusion and Acceptance

I accept this grant via electronic signature by clicking the "Accept" icon and certify that I have read, understand and agree to the terms and conditions of the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the "Plan"), the provisions of the applicable Award Agreement and all other applicable documents (including any country-specific terms applicable to my grant). I hereby authorize the Employer or service recipient to furnish the Corporation (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of Awards and enable administration of the Plan and I understand that such information shall be used only as long and to the extent necessary to administer my participation in the Plan. I agree that my participation in the Plan and the Awards granted to me under the Plan will be governed solely by provisions of U.S. law.

Exhibit 10.3
AVANOS MEDICAL, INC.
TIME-VESTED RESTRICTED STOCK UNIT
AWARD AGREEMENT

APPENDIX A

Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Award Agreement.

This Appendix A includes additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.

This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at vesting of the Award or the subsequent sale of the shares or receipt of any dividends or dividend equivalents.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transferred or transfers employment after the Award is granted or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant. The Corporation shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Participant in such circumstances.

AUSTRALIA

Securities Law Information

If the Participant acquires shares of the Corporation’s Common Stock pursuant to this Award and the Participant offers his or her shares of the Corporation’s Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Exhibit 10.3

Exchange Control Information

Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf.

BELGIUM

Foreign Asset/Account Reporting Information

The Participant is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

Compliance with Law

By accepting the Award, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the RSUs, the conversion of the RSUs into shares or the receipt of an equivalent cash payment, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan.

Exchange Control Information

If the Participant is resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock.

CANADA

Award Payable Only in Shares

Awards granted to Participants in Canada shall be paid in shares of the Corporation’s Common Stock only and do not provide any right for Participant to receive a cash payment.

Securities Law Information

The Participant is permitted to sell shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The Corporation’s shares are currently listed on New York Stock Exchange.

Acknowledgment of Conditions

Exhibit 10.3
The following provision supplements the Acknowledgement of Conditions section of the Award Agreement:

Except as may otherwise be explicitly provided in the Plan or this Award Agreement, for the purposes of this Award Agreement, my termination of employment will be measured effective as of the date that is the earlier of: (1) the date my employment is terminated, (2) the date I receive notice of termination of employment or service from the Employer, or (3) the date I am no longer actively employed or providing services, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law, and/or common law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed or providing services for purposes of the RSUs.

Foreign Asset/Account Reporting Information

Foreign property (including shares of Common Stock) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. It is not certain if the RSUs constitute foreign property that needs to be reported on Form T1135. The form must be filed by April 30th of the following year. It is the Participant’s responsibility to comply with applicable reporting obligations.

The following provisions apply if the Participant is a resident of Quebec:

Language Consent

The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Authorization to Release and Transfer Necessary Personal Information

The Participant hereby authorizes the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Corporation, any Affiliate and the plan administrators to disclose and discuss the Plan with their advisors. The Participant further authorizes the Corporation and any Affiliate to record such information and to keep such information in the Participant’s employee file.

CHINA

Awards Payable Only in Cash

Exhibit 10.3

Notwithstanding anything in the Award Agreement, Awards granted to Participants in China do not provide any right for the Participant to receive shares of Common Stock and shall be paid only in cash through local payroll in an amount equal to the value of the shares at vesting less any Tax-Related Items. The Participant agrees to bear any currency fluctuation risk between the time the Awards vest and the time the cash payment is distributed to the Participant through local payroll.

FRANCE

RSUs Not Tax-Qualified

The Participant understands that this Award is not intended to be French tax-qualified.

Consent to Receive Information in English

By accepting the Award Agreement providing for the terms and conditions of the Participant’s grant, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Award Agreement) which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d'Attribution décrivant les termes et conditions de l’attribution au Participant, le Participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d'Attribution) qui ont été fournis en langue anglaise.  Le Participant accepte les termes de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Information

If the Participant holds shares of Common Stock outside of France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. No report is required for payments less than €12,500. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.

HONDURAS

Exhibit 10.3

There are no country-specific provisions.

INDIA

Awards Payable in Cash Only

Notwithstanding anything in the Award Agreement, Awards granted to Participants in India do not provide any right for the Participant to receive shares of Common Stock and shall be paid only in cash in an amount equal to the value of shares of Common Stock at vesting less any Tax-Related Items. The Participant agrees to bear any currency fluctuation risk between the time the Awards vest and the time the cash payment is distributed to the Participant.

Foreign Asset/Account Reporting Information

The Participant is required to declare foreign bank accounts and any foreign financial assets in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

JAPAN

Foreign Asset/Account Reporting Information

The Participant will be required to report details of any assets (including any shares of Common Stock acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15th of the following year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to report details of any outstanding RSUs or shares of Common Stock held by the Participant in the report.

RSUs may not be issued in Japan to persons who are not employees, officers or directors of the Corporation or an Affiliate.

MEXICO

Modification

By accepting the Award, the Participant understands and agrees that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Acknowledgment of the Grant

In accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement, including this Appendix A, has reviewed the Plan and

Exhibit 10.3
the Award Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix A. The Participant further acknowledges that the Participant has read and specifically and expressly approves the Acknowledgement of Conditions section of the Award Agreement, in which the following is clearly described and established:

    (1)    The Participant’s participation in the Plan does not constitute an acquired right.

    (2)    The Plan and the Participant’s participation in the Plan are offered by the Corporation on a wholly discretionary basis.

    (3)    The Participant’s participation in the Plan is voluntary.

    (4)    Neither the Corporation nor any Affiliates are responsible for any decrease in the value of the Award granted and/or shares of Common Stock issued under the Plan.

Labor Acknowledgment and Policy Statement

In accepting the grant of this Award, the Participant expressly recognizes that AVANOS MEDICAL, INC., with registered offices at 5405 Windward Parkway, Alpharetta, Georgia 30004, U.S.A. , is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of common stock do not constitute an employment relationship between the Participant and the Corporation since the Participant is participating in the Plan on a wholly commercial basis and his or her Employer is Avent S. de R.L. de C.V or La Ada de Acuna (“AVANOS-Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the Employer, AVANOS-Mexico and do not form part of the employment conditions and/or benefits provided by AVANOS-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against AVANOS MEDICAL, INC.for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the

Exhibit 10.3
Participant therefore grants a full and broad release to the Corporation, its shareholders, officers, agents, or legal representatives or Affiliates with respect to any claim that may arise.

Spanish Translation

Modificación

Al aceptar el Premio, el Participante entiende y acuerda que cualquier modificación al Plan o al Acuerdo o su terminación, no cambiará o disminuirá los términos y condiciones de empleo.

Reconocimiento del Otorgamiento

Al aceptar el Premio, el Participante está de acuerdo en haber recibido una copia del Plan, del Acuerdo incluyendo el presente Anexo “A” y ha revisado el Plan y el Acuerdo, incluyendo este Anexo “A” en su totalidad y comprende y acepta todas las disposiciones previstas en el Plan, en el Acuerdo, incluyendo el presente Anexo “A”. Asimismo, el Participante reconoce que ha leído y específicamente aprueba la sección de Reconocimiento de las Condiciones del Acuerdo, en el cual claramente se describe y establece lo siguiente:

    (1)    La participación del Participante en el Plan no constituye un derecho adquirido.

    (2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de forma completamente discrecional.

    (3)    La participación del Participante en el Plan es voluntaria.

    (4)    Ni la Compañía ni sus Afiliadas son responsables por la reducción del valor del Premio y/o Acciones Ordinarias emitidas bajo el Plan.

Reconocimiento de la Legislación Laboral y Declaración de la Política

Al aceptar el otorgamiento de este Premio, el Participante expresamente reconoce que AVANOS MEDICAL, INC. con oficinas registradas en 5405 Windward Parkway, Alpharetta, Georgia 30004, U.S.A.., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y AVANOS MEDICAL, INC., ya que el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su Patrón es Avent S. de R.L. de C.V or La Ada de Acuna ("AVANOS México"). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón, AVANOS México y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por AVANOS México y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Exhibit 10.3

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva derecho o acción alguna que ejercitar en contra de AVANOS MEDICAL, INC. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

SINGAPORE

Securities Law Information

The Award is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Award is subject to section 257 of the SFA and the Participant will not be able to make (i) any subsequent sale of the shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made (a) after six months of the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation

If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Corporation’s Singapore Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Corporation’s Singapore Affiliate in writing when the Participant receives an interest (e.g., an Award or shares) in the Corporation or any Affiliate. In addition, the Participant must notify the Corporation’s Singapore Affiliate when he or she sells shares of the Corporation or of any Affiliate (including when the Participant sells shares issued upon vesting and settlement of the Award). These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Corporation or any Affiliate, or (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Award or when shares of Common Stock acquired under the Plan are subsequently sold). In addition, a notification of the Participant’s interests in the Corporation or any Affiliate must be made within two business days of becoming the CEO or a director, associate director or shadow director.
SWEDEN
There are no country-specific provisions

Exhibit 10.3
THAILAND

Exchange Control Information

If the proceeds from the sale of shares of Common Stock or the receipt of dividends paid on such shares are equal to or greater than US$50,000 in a single transaction, the Participant must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand.

The Participant should consult his or her personal advisor prior to taking any action with respect to remittance of cash proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

Tax Acknowledgment

The following information supplements the information regarding Tax-Related Items in the Acknowledgment of Conditions section of the Award Agreement:

If payment or withholding of the income tax due is not made within 90 days of the end of the tax year in which the event giving rise to the Tax-Related Items occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (”HMRC”) official rate; it will be immediately due and repayable. Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of this provision will not apply to the Participant. In the event that the Participant is an executive officer or director, as defined above, and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Corporation and/or the Employer may recover from the Participant at any time thereafter by any of the means referred to in the Acknowledgement of Conditions section of the Award Agreement.

Exhibit 10.3
AVANOS MEDICAL, INC.
PERFORMANCE RESTRICTED STOCK UNIT
AWARD AGREEMENT

AVANOS MEDICAL, INC., a Delaware corporation (hereinafter called the "Corporation"), has granted to the participant (the “Participant) named in the Notification of Grant Award provided on the Fidelity Investments (“Fidelity”) site, or any successor system (the “Grant Notice”), an award (the “Award) of Performance Restricted Stock Units (“PRSUs”) pursuant to the terms set forth in the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the “Plan”) and this Award Agreement, including any country-specific terms and conditions contained in Appendix A to this Award Agreement. Capitalized terms used but not defined in this Award Agreement shall have the meanings specified in the Plan.

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Plan to aid in attracting and retaining highly qualified personnel and to encourage those persons who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or the Affiliate's long-term success;

NOW, THEREFORE, it is agreed as follows:

1.    Number of Share Units Granted. The Corporation hereby grants to the Participant the number of PRSUs set forth in the Grant Notice subject to the terms, conditions and restrictions set forth in this Award Agreement, the Grant Notice and the Plan, and the Corporation's attainment of the Performance Goals established by the Committee as set forth on Appendix A-1. The actual number of PRSUs earned by the Participant at the end of the Restricted Period may range from 0 to 200% of the Target Level.

2.    Transferability Restrictions.

(a)    Restricted Period. During the Restricted Period, the Participant may not sell, assign, transfer, or otherwise dispose of, or mortgage, pledge or otherwise encumber the Award. The Award, including any accrued dividend equivalents, shall be subject to forfeiture until the Participant becomes vested in such Awards on the date(s) reflected in the Grant Notice.

The Restricted Period shall begin on the date of the granting of this Award, and shall end upon the vesting of the Award. Holders of Awards shall have none of the rights of a shareholder with respect to such shares including, but not limited to, any right to receive dividends in cash or other property or other distribution or rights in respect of such shares except as otherwise provided in this Award Agreement, nor to vote such shares as the record owner thereof.

Exhibit 10.3
During each year in the Restricted Period, the Participant will not be paid dividend equivalents on the unvested PRSUs, but the Participant will receive a credit equal to dividends declared on the Corporation’s Common Stock which will be reinvested in additional PRSUs at the then fair market value of the Corporation’s Common Stock on the date dividends are paid, and the additional PRSUs will be accumulated and paid if and when the PRSUs vest, based on the actual number of PRSUs that vest. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Corporation. The Corporation shall not be required to segregate any cash or other property of the Corporation.

(b)    Termination of Service. Participant shall forfeit any unvested Award, including any accrued dividend equivalents, upon termination of employment or service unless such termination is (i) due to a Qualified Termination of Service, or (ii) if more than six months after the Grant Date, due to death, Retirement or Total and Permanent Disability. An authorized leave of absence shall not be deemed to be a termination of employment or service if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment or return to service with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment or return to service under an applicable statute or by contract, the employment or service relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or service or any substantially similar position of employment or service, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment or service shall be deemed to have occurred. A termination of employment or service with the Corporation or an Affiliate to accept immediate reemployment or return to service with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment or service for the purposes of the Plan if the level of bona fide services the Participant would perform after such date would continue at a rate equal to more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months). A Participant who is classified as an intermittent employee, consultant or advisor shall be deemed to have a termination of employment or service for purposes of the Plan if the level of bona fide services

Exhibit 10.3
the Participant would perform after such date would permanently decrease to less than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

(c)    Death, Retirement, or Total and Permanent Disability. In the event that more than six months after the Grant Date the Participant’s termination of employment or service is due to death or Total and Permanent Disability, it shall result in pro rata vesting in the number of PRSUs earned. This pro rata vesting shall be based on the Target Level of PRSUs (including any accrued dividend equivalents accumulated pursuant to Section 2(a)) (1) prorated for the number of full months of employment during the Restricted Period prior to the Participant’s termination of employment, multiplied by (2) the Performance Goal percentage as approved and authorized by the Committee at the end of the Restricted Period. Any fractional share of the Corporation resulting from such a prorated award shall be rounded to the nearest whole share and shall be paid within 70 days following the end of the Restricted Period. In the event that more than six months after the Grant Date the Participant’s termination of employment is due to Retirement it shall result in 100% vesting in the number of PRSUs earned based on attainment of the Performance Goal at the end of the Restricted Period as approved and authorized by the Committee, and such Award shall be paid within 70 days following the end of the Restricted Period.

    Notwithstanding this Section 2(c), if the Corporation receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that would likely result in the favorable Retirement treatment that applies to the PRSUs under this Section 2(c) being deemed unlawful and/or discriminatory, then the Corporation will not apply the favorable Retirement treatment and PRSUs will be treated as they would under the rules that apply if the Participant’s employment with the Corporation or an Affiliate ends for any other reason, as applicable.

(d)    Qualified Termination of Service. In the event of a Qualified Termination of Service all restrictions will lapse and the shares will become fully vested and shall be paid within 10 days following the last day of employment or service of the Participant with the Corporation or an Affiliate. Notwithstanding anything in this Award Agreement to the contrary, the payment of an Award to a Key Employee who has separated from service due to a Qualified Termination of Employment shall be made at the earlier of the first day of the seventh month following the date of separation from service or the end of the Restricted Period. A Key Employee is any Participant who meets the definition of a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder.

Exhibit 10.3
(e)    Payment of Awards. The payment of the Award shall be made in shares of Common Stock. Except as may otherwise be provided in subparagraph 2(d), the payment of an Award shall be made within 70 days following the end of the Restricted Period.

(f)    Payment of Withholding Taxes. No shares of Common Stock, nor any cash payment, may be delivered under this Award, unless prior to or simultaneously with such issuance, the Participant or, in the event of his death, the person succeeding to his rights hereunder, shall pay to the Corporation or an Affiliate, as applicable, such amount as the Corporation advises is required under applicable federal, state or local laws to withhold and pay over to governmental taxing authorities in relation to this Award. The Corporation may, in its discretion, withhold payment of required withholding taxes with cash or shares of Common Stock which otherwise would be delivered following the date of vesting of the Award.

3.    Nontransferability. Neither the Award nor the Participant’s right to receive payment for vested Awards may be assigned or transferred except upon the death of the Participant (i) by will or (ii) by the laws of descent and distribution.

4.    Compliance with Law. No payment may be made under this Award, unless prior to the issuance thereof, the Corporation shall have received an opinion of counsel to the effect that this Award by the Corporation to the Participant will not constitute a violation of the U.S. Securities Act of 1933, as amended. As a condition of this Award, the Participant shall, if requested by the Corporation, submit a written statement in form satisfactory to counsel for the Corporation, to the effect that any shares received under this Award shall be for investment and not with a view to the distribution thereof within the meaning of the U.S. Securities Act of 1933, as amended, and the Corporation shall have the right, in its discretion, to cause the certificates representing shares hereunder to be appropriately legended to refer to such undertaking or to any legal restrictions imposed upon the transferability thereof by reason of such undertaking.

    The Award granted hereby is subject to the condition that if the listing, registration or qualification of the shares subject hereto on any securities exchange or under any state or federal law, or if the consent or approval of any regulatory body shall be necessary as a condition of, or in connection with, the granting of the Award or the delivery of shares thereunder, such shares may not be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Corporation agrees to use its best efforts to obtain any such requisite listing, registration, qualification, consent or approval.

    The Participant is solely responsible for obtaining/providing whatever exchange control approvals, permits, licenses, or notices, which may be necessary for the Participant to hold the Award, or to receive any payment of cash or shares or to hold or sell the shares subject to the Award, if any. Neither the Corporation nor its Affiliates will be responsible for obtaining any such approvals, licenses or permits, or for making any

Exhibit 10.3
such notices, nor will the Corporation or its Affiliates be liable for any fines or penalties the Participant may incur for failure to obtain any required approvals, permits or licenses or to make any required notices.

5.    No Right of Continued Service. The granting of this Award does not confer upon the Participant any legal right to be continued in the employ or service of the Corporation or its Affiliates, and the Corporation and its Affiliates reserve the right to discharge the Participant whenever the interest of the Corporation or its Affiliates may so require without liability to the Corporation or its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred on the Participant under this Award.

6.    Discretion of the Corporation, Board of Directors and the Committee. Any decision made or action taken by the Corporation or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of this Award shall be within the absolute discretion of the Corporation, the Board of Directors of the Corporation or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

7.    Inalienability of Benefits and Interest. This Award and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of the Participant.

8.    Delaware Law to Govern. The Plan is governed by and subject to the laws of the United States of America. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Award and any rights under the Plan shall be determined in accordance with the laws of the State of Delaware.

9.    Purchase of Common Stock. The Corporation and its Affiliates may, but shall not be required to, purchase shares of Common Stock of the Corporation for purposes of satisfying the requirements of this Award. The Corporation and its Affiliates shall have no obligation to retain and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Corporation purchased for satisfying the requirements of this Award.

10.    Notices. Any notice to be given to the Corporation under this Award shall be addressed to the Corporation in care of its Director of Compensation located at the World Headquarters, and any notice to be given to the Participant under the terms of this Award may be addressed to him or her at the address as it appears on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office

Exhibit 10.3
regularly maintained by the United States Government or any equivalent non-U.S. postal service.

11.    Changes in Capitalization. In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee in (a) the number of shares subject to this Award, and (b) such other provisions of this Award as may be necessary and equitable to carry out the foregoing purposes.

12.    Effect on Other Plans. All benefits under this Award shall constitute special incentives and shall not affect the level of benefits provided to or received by the Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. This Award shall not be construed to affect in any way the Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

13.    Discretionary Nature of Award. The grant of an Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of PRSUs and vesting provisions. The value of the Award is an extraordinary item outside the scope of the Participant’s employment or service contract, if any. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.    Data Privacy. The Participant hereby authorizes their employer to furnish the Corporation (and any agent of the Corporation administering the Plan or providing Plan recordkeeping services) with such information and data as it shall request in order to facilitate the grant of Awards and administration of the Plan and the Participant waives any data privacy rights such Participant might otherwise have with respect to such information.

15.    Conflict with Plan. This Award is awarded pursuant to and subject to the Plan. This Agreement is intended to supplement and carry out the terms of the Plan. It is subject to all terms and provisions of the Plan and, in the event of a conflict, the Plan shall prevail.

16.    Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

Exhibit 10.3
17.    Amendments. The Committee may at any time alter or amend this Award to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (3) permitted under applicable provisions of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended (including rule 16b-3 thereof).

18.    Defined Terms. Terms which are capitalized are defined herein or in the Plan and have the same meaning set forth in the Plan, unless the context indicates otherwise.

19.    Non-Competition Provisions For U.S. Participants Only.

        (a)    During the term of the Participant’s employment or service and for a period of two (2) years following the termination of employment or service, regardless of the reason for or the manner of termination, unless otherwise prohibited by state law, the Participant agrees that the Participant shall not, without the written consent of the Corporation, within the United States of America, either directly or indirectly, undertake for a Competitor to perform duties and responsibilities that are the same or substantially similar to those duties and responsibilities that the Participant undertook for the Corporation or an Affiliate, relating to the research, development, production, sales and/or marketing of any health or hygiene product (“Business of the Corporation”) competitive with any health or hygiene product for which the Participant had research, development, production, sales and/or marketing duties or responsibilities during the two (2) year period prior to the end of the Participant’s employment or service, unless such product is no longer produced or sold by the Corporation. As used herein, “Competitor” means any business that is the same or substantially the same as the Business of the Corporation anywhere in the United States; provided, however, the foregoing restriction shall not apply if the Participant resides and/or primarily works in the State of California.

    (b)     During the period of two (2) years following termination of the Participant’s employment or service with the Corporation or an Affiliate, the Participant agrees to notify the Corporation in writing prior to accepting new employment, or engaging in any other activity which may violate this Award Agreement, and the Participant agrees to provide in such notice information concerning the anticipated new employment or activity, including, but not limited to: name of employer; address of employer; name of new team leader; job title; and scope and responsibilities of the new position. The Participant recognizes that such duty of notification is absolute and is not affected by the Participant’s belief that such employment or service may perhaps not violate this Award Agreement or otherwise be unfairly competitive with the Corporation. The Participant’s written notice should be addressed to General Counsel, Attention: Noncompetition and Confidentiality Agreement, AVANOS MEDICAL, INC., 5405 Windward Parkway, Alpharetta, Georgia 30004;

Exhibit 10.3
provided, however, the foregoing notice requirement shall not apply if the Participant resides and/or primarily works in the State of California.

    (c)     During the period of two (2) years following termination of the Participant’s employment or service with the Corporation or an Affiliate, the Participant shall provide a copy of Section 19 of this Award Agreement to each new employer or service recipient before starting in any new employment or service. The Participant agrees that the Corporation may notify any third party about the Participant’s obligations under Section 19 of this Award Agreement until such obligations are fulfilled.

    (d)    If any provision of this Section 19 is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Award Agreement and such invalidity, illegality or unenforceability will not affect any other provision of the Award Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the covenants contained in this Section 19 are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of this Section 19 so as to make the scope of such Section 19 as broad as can be enforced under applicable law.

(e)    In the event of an anticipated or actual breach by the Participant of this provision, the Participant acknowledges and agrees that damages would not be an adequate remedy to compensate the Corporation for the harm to the business of the Corporation and, in such event, agrees that the Corporation shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Agreement shall be construed to limit any permanent relief to which the Corporation may be entitled or the damages otherwise recoverable by the Corporation in any such event.

    (f)    If the Participant violates any aspect of this provision, or any duty of loyalty or confidentiality imposed by law, in addition to any damages that the Participant may be required to pay, the Participant understands and agrees that the Participant shall be required to reimburse the Corporation for all its costs incurred to enforce this Award Agreement, including but not limited to, all attorneys’ fees.

20.    Acceptance of Award Terms and Conditions. A Participant has until the end of the one hundred twenty (120) day period beginning from the Grant Date of this Award to accept this Award Agreement. If the Participant does not accept this Award Agreement on or before the end of such one hundred twenty (120) day period then the grant of the Award shall not be binding on and shall be voidable by the Corporation, in which case it shall have no further force or effect.

Exhibit 10.3
Acknowledgment of Conditions

I understand, acknowledge and agree to the following conditions with respect to the Award granted to me under the Plan:

•The Plan is established voluntarily by the Corporation, is discretionary in nature and may be modified, amended, suspended, cancelled or terminated at any time, to the extent permitted by the Plan. The grant of an Award is a voluntary and occasional benefit and does not create any contractual or other right to receive an Award or benefits in lieu of an Award in the future, even if the Awards have been granted in the past. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of Awards, vesting provisions and the exercise price.

•My participation in the Plan is voluntary. Participation in the Plan will not create a right to further employment or service with my actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate my employment or service relationship at any time. Further, the Award and my participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Corporation or any Affiliate.

•The Award and the shares of Common Stock subject to the Award and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or, if different, the Employer, and which are outside the scope of my employment or service contract, if any, and are not intended to replace any pension rights or compensation. As such, the Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event, shall be considered as compensation for, or relating in any way to, past services for the Corporation, the Employer or any other Affiliate.

•Unless otherwise agreed with the Corporation, the Award and the shares of Common Stock subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate.

•The future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty.

•The Award will be subject to any policy adopted by the Corporation relating to the recovery of such Award to the extent it is determined that the Performance Goals were not actually achieved.
•No claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of my employment or service by the Corporation or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and

Exhibit 10.3
in consideration of the grant of the Award, to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Corporation, the Employer or any other Affiliate, waive my ability, if any, to bring any such claim, and release the Corporation, the Employer and all other Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such a claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims.
•In the event of termination of my employment or service (whether or not in breach of local labor laws and except as otherwise explicitly provided in the Award Agreement of the Plan), my right to receive PRSUs and vest in the Award under the Plan, if any, will terminate effective as of the date that I am no longer actively employed or in service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed or in service for purposes of the Award.
•The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. Further, I have been advised to consult with my own advisors regarding participation in the Plan before taking any action related to the Plan.
•Neither the Corporation, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to me pursuant to the settlement of the PRSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
•Regardless of any action the Corporation or the Employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Corporation or the Employer. I further acknowledge that the Corporation and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the PRSUs, the vesting of PRSUs, the conversion of the PRSUs into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Exhibit 10.3
•Prior to the relevant taxable or tax withholding event, as applicable, I shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy or account for all Tax-Related Items. In this regard, I authorize the Corporation or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(1)    withholding from my wages or other cash compensation paid to me by the Corporation and/or the Employer; or
(2)    withholding from proceeds of the sale of shares acquired upon vesting of the Award either through a voluntary sale or through a mandatory sale arranged by the Corporation (on my behalf, pursuant to this authorization); or
(3)    withholding in shares to be issued upon vesting of the Award.
•Depending on the method of withholding, the Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the common stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, I am deemed to have been issued the full number of shares subject to the Award, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Plan.
•I shall pay to the Corporation or to the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to deliver shares or the proceeds of the sale of shares to me if I fail to comply with my obligations in connection with the Tax-Related Items.
•I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Award Agreement and any other grant materials by and among, as applicable, my Employer, the Corporation, and its other Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.
•I understand that the Corporation and my Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Corporation, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in my favor (“Data”), for the purpose of implementing, administering and managing the Plan.
•I understand that Data will be transferred to Fidelity, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the

Exhibit 10.3
Corporation with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Corporation, Fidelity and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment or service status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Corporation would not be able to grant me PRSUs or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
•The Plan and the Award are governed by and subject to U.S. law. Interpretation of the Plan and my rights under the Plan will be governed by provisions of U.S. law. For purposes of litigating any dispute that arises under this Award or Award Agreement, the parties submit to and consent to the jurisdiction of the State of Georgia, U.S.A. and agree that such litigation shall be conducted in the federal courts for the United States for the Northern District of Georgia and no other courts.
•I am solely responsible for obtaining/providing whatever exchange control approvals, permits, licenses or notices, which may be necessary for my Award, to acquire the shares or to hold or sell the shares subject to the PRSU award. Neither the Corporation nor its Affiliates will be responsible for obtaining such approvals, licenses or permits, or for making any such notices, nor will the Corporation or its Affiliates be liable for any fines or penalties I may incur for failure to obtain any required approvals, permits or licenses or to make any required notices.
•The provisions of this Award Agreement are severable and if one or more of the provisions of this Award Agreement shall be held invalid, illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable. To the extent that any provisions of this Award Agreement are held to be invalid or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable

Exhibit 10.3
provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.
•If I have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
•Notwithstanding any provisions in this Award Agreement, the Award shall be subject to any special terms and conditions set forth in Appendix A to this Award Agreement for my country. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Award Agreement.
•The Corporation reserves the right to impose other requirements on my participation in the Plan, on the Award and on any shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
•The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by on-line delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third-party designated by the Corporation.
•A waiver by the Corporation of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by me or any other participant.
•Depending on my country, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., PRSUs) under the Plan during such times as I am considered to have “inside information” regarding the Corporation (as defined by the laws in my country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy.  I am responsible for ensuring my compliance with any applicable restrictions and am advised to speak with my personal legal advisor on this matter.

Conclusion and Acceptance

I accept this grant via electronic signature by clicking the "Accept" icon and certify that I have read, understand and agree to the terms and conditions of the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the "Plan"), the provisions of the applicable Award Agreement and all other applicable documents (including any country-specific terms applicable to my grant). I

Exhibit 10.3
hereby authorize the Employer or service recipient to furnish the Corporation (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of Awards and enable administration of the Plan and I understand that such information shall be used only as long and to the extent necessary to administer my participation in the Plan. I agree that my participation in the Plan and the Awards granted to me under the Plan will be governed solely by provisions of U.S. law.

Exhibit 10.3
AVANOS MEDICAL, INC.
PERFORMANCE RESTRICTED STOCK UNIT
AWARD AGREEMENT

APPENDIX A

Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Award Agreement.

This Appendix A includes additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.

This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2015. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at vesting of the Award or the subsequent sale of the shares or receipt of any dividends or dividend equivalents.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transferred or transfers employment after the Award is granted or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant. The Corporation shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Participant in such circumstances.

AUSTRALIA

Award Forfeited on Termination of Employment

Notwithstanding any other provision in the Award Agreement, the Participant shall forfeit any unvested Award, including any accrued dividend equivalents, upon any termination of

Exhibit 10.3
employment including, but not limited to, any termination that is due to a Qualified Termination of Employment, death, Retirement or Total and Permanent Disability.

Securities Law Information

If the Participant acquires shares of the Corporation’s Common Stock pursuant to this Award and the Participant offers his or her shares of the Corporation’s Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Exchange Control Information

Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf.

BELGIUM

Foreign Asset/Account Reporting Information

The Participant is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

Compliance with Law

By accepting the Award, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the PRSUs, the conversion of the PRSUs into shares or the receipt of an equivalent cash payment, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan.

Exchange Control Information

If the Participant is resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock.

CANADA

Award Payable Only in Shares

Awards granted to Participants in Canada shall be paid in shares of the Corporation’s Common Stock only and do not provide any right for Participant to receive a cash payment.

Exhibit 10.3

Securities Law Information

The Participant is permitted to sell shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The Corporation’s shares are currently listed on New York Stock Exchange.

Acknowledgment of Conditions

The following provision supplements the Acknowledgement of Conditions section of the Award Agreement:

Except as may otherwise be explicitly provided in the Plan or this Award Agreement, for the purposes of this Award Agreement, my termination of employment will be measured effective as of the date that is the earlier of: (1) the date my employment is terminated, (2) the date I receive notice of termination of employment or service from the Employer, or (3) the date I am no longer actively employed or providing services, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law, and/or common law); the Committee shall have the exclusive discretion to determine when I am no longer actively employed or providing services for purposes of the PRSUs.

Foreign Asset/Account Reporting Information

Foreign property (including shares of Common Stock) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. It is not certain if the PRSUs constitute foreign property that needs to be reported on Form T1135. The form must be filed by April 30th of the following year. It is the Participant’s responsibility to comply with applicable reporting obligations.

The following provisions apply if the Participant is a resident of Quebec:

Language Consent

The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Authorization to Release and Transfer Necessary Personal Information

Exhibit 10.3
The Participant hereby authorizes the Corporation and the Corporation’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Corporation, any Affiliate and the plan administrators to disclose and discuss the Plan with their advisors. The Participant further authorizes the Corporation and any Affiliate to record such information and to keep such information in the Participant’s employee file.

CHINA

Awards Payable Only in Cash

Notwithstanding anything in the Award Agreement, Awards granted to Participants in China do not provide any right for the Participant to receive shares of Common Stock and shall be paid only in cash through local payroll in an amount equal to the value of the shares at vesting less any Tax-Related Items. The Participant agrees to bear any currency fluctuation risk between the time the Awards vest and the time the cash payment is distributed to the Participant through local payroll.

FRANCE

PRSUs Not Tax-Qualified

The Participant understands that this Award is not intended to be French tax-qualified.

Consent to Receive Information in English

By accepting the Award Agreement providing for the terms and conditions of the Participant’s grant, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Award Agreement) which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d'Attribution décrivant les termes et conditions de l’attribution au Participant, le Participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d'Attribution) qui ont été fournis en langue anglaise.  Le Participant accepte les termes de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Information

If the Participant holds shares of Common Stock outside of France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Exchange Control Information

Exhibit 10.3
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. No report is required for payments less than €12,500. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.

HONDURAS

There are no country-specific provisions.

INDIA

Awards Payable in Cash Only

Notwithstanding anything in the Award Agreement, Awards granted to Participants in India do not provide any right for the Participant to receive shares of Common Stock and shall be paid only in cash in an amount equal to the value of shares of Common Stock at vesting less any Tax-Related Items. The Participant agrees to bear any currency fluctuation risk between the time the Awards vest and the time the cash payment is distributed to the Participant.

Foreign Asset/Account Reporting Information

The Participant is required to declare foreign bank accounts and any foreign financial assets in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

JAPAN

Foreign Asset/Account Reporting Information

The Participant will be required to report details of any assets (including any shares of Common Stock acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15th of the following year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to report details of any outstanding PRSUs or shares of Common Stock held by the Participant in the report.

PRSUs may not be issued in Japan to persons who are not employees, officers or directors of the Corporation or an Affiliate.

MEXICO

Exhibit 10.3
Modification

By accepting the Award, the Participant understands and agrees that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Acknowledgment of the Grant

In accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement, including this Appendix A, has reviewed the Plan and the Award Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix A. The Participant further acknowledges that the Participant has read and specifically and expressly approves the Acknowledgement of Conditions section of the Award Agreement, in which the following is clearly described and established:

    (1)    The Participant’s participation in the Plan does not constitute an acquired right.

    (2)    The Plan and the Participant’s participation in the Plan are offered by the Corporation on a wholly discretionary basis.

    (3)    The Participant’s participation in the Plan is voluntary.

    (4)    Neither the Corporation nor any Affiliates are responsible for any decrease in the value of the Award granted and/or shares of Common Stock issued under the Plan.

Labor Acknowledgment and Policy Statement

In accepting the grant of this Award, the Participant expressly recognizes that AVANOS MEDICAL, INC., with registered offices at 5405 Windward Parkway, Alpharetta, Georgia 30004, U.S.A. , is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of common stock do not constitute an employment relationship between the Participant and the Corporation since the Participant is participating in the Plan on a wholly commercial basis and his or her Employer is Avent S. de R.L. de C.V or La Ada de Acuna (“Avanos-Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the Employer, Avanos-Mexico and do not form part of the employment conditions and/or benefits provided by Avanos-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Corporation; therefore, the Corporation reserves the

Exhibit 10.3
absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against AVANOS MEDICAL, INC.for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Corporation, its shareholders, officers, agents, or legal representatives or Affiliates with respect to any claim that may arise.

Spanish Translation

Modificación

Al aceptar el Premio, el Participante entiende y acuerda que cualquier modificación al Plan o al Acuerdo o su terminación, no cambiará o disminuirá los términos y condiciones de empleo.

Reconocimiento del Otorgamiento

Al aceptar el Premio, el Participante está de acuerdo en haber recibido una copia del Plan, del Acuerdo incluyendo el presente Anexo “A” y ha revisado el Plan y el Acuerdo, incluyendo este Anexo “A” en su totalidad y comprende y acepta todas las disposiciones previstas en el Plan, en el Acuerdo, incluyendo el presente Anexo “A”. Asimismo, el Participante reconoce que ha leído y específicamente aprueba la sección de Reconocimiento de las Condiciones del Acuerdo, en el cual claramente se describe y establece lo siguiente:

    (1)    La participación del Participante en el Plan no constituye un derecho adquirido.

    (2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de forma completamente discrecional.

    (3)    La participación del Participante en el Plan es voluntaria.

    (4)    Ni la Compañía ni sus Afiliadas son responsables por la reducción del valor del Premio y/o Acciones Ordinarias emitidas bajo el Plan.

Reconocimiento de la Legislación Laboral y Declaración de la Política

Al aceptar el otorgamiento de este Premio, el Participante expresamente reconoce que AVANOS MEDICAL, INC. con oficinas registradas en 5405 Windward Parkway, Alpharetta, Georgia 30004, U.S.A.., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y AVANOS MEDICAL, INC., ya que el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su Patrón es Avent S. de R.L. de C.V or La Ada de Acuna ("Avanos México"). Derivado de lo

Exhibit 10.3
anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón, Avanos México y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Avanos México y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva derecho o acción alguna que ejercitar en contra de AVANOS MEDICAL, INC. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

SINGAPORE

Securities Law Information

The Award is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Award is subject to section 257 of the SFA and the Participant will not be able to make (i) any subsequent sale of the shares of Common Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made (a) after six months of the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Obligation

If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Corporation’s Singapore Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Corporation’s Singapore Affiliate in writing when the Participant receives an interest (e.g., an Award or shares) in the Corporation or any Affiliate. In addition, the Participant must notify the Corporation’s Singapore Affiliate when he or she sells shares of the Corporation or of any Affiliate (including when the Participant sells shares issued upon vesting and settlement of the Award). These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Corporation or any Affiliate, or (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Award or when shares of Common Stock acquired under the Plan are subsequently sold). In addition, a notification of

Exhibit 10.3
the Participant’s interests in the Corporation or any Affiliate must be made within two business days of becoming the CEO or a director, associate director or shadow director.

SWEDEN
There are no country-specific provisions
THAILAND

Exchange Control Information

If the proceeds from the sale of shares of Common Stock or the receipt of dividends paid on such shares are equal to or greater than US$50,000 in a single transaction, the Participant must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand.

The Participant should consult his or her personal advisor prior to taking any action with respect to remittance of cash proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

Tax Acknowledgment

The following information supplements the information regarding Tax-Related Items in the Acknowledgment of Conditions section of the Award Agreement:

If payment or withholding of the income tax due is not made within 90 days of the end of the tax year in which the event giving rise to the Tax-Related Items occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (”HMRC”) official rate; it will be immediately due and repayable. Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of this provision will not apply to the Participant. In the event that the Participant is an executive officer or director, as defined above, and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime

Exhibit 10.3
and for reimbursing the Corporation or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Corporation and/or the Employer may recover from the Participant at any time thereafter by any of the means referred to in the Acknowledgement of Conditions section of the Award Agreement.

Exhibit 10.3
Appendix A-1

Performance Goal for AVANOS MEDICAL, INC.
Performance Restricted Stock Unit Awards Granted in 2019

TSR Definition	(Ending Stock Price - Beginning Stock Price) + Reinvested Dividends
Beginning Stock Price
Comparator Group	All companies in the S&P 6-Digit GICS code for Healthcare Equipment and Supplies with revenue > $500M for most recent fiscal year.
Performance / Payout Scale	The TSR for all members of the comparator group at the end of the period will be calculated and each member will then be ranked. Payout will be calculated using:
•Threshold: 25th percentile = 50% of shares
•50th percentile = 100% of shares
•75th percentile = 200% of shares
Linear interpolation between 25th and 75th percentile

Performance Period	3 year with stock price equal to the average of the closing price of the first 30 trading days (beginning 1/1/2019) and the closing price of the last 30 trading days (ending 12/31/2021)
Negative TSR	Plan pays at performance levels outlined above
Comparator Group	•Company is acquired	Remove from peer group
Adjustments	•Company acquires (survivor)	Remain in peer group
	•Bankruptcy	Remain in peer group (until delisted from primary exchange or revenue falls below $500M)

Exhibit 10.3
AVANOS MEDICAL, INC.
CASH-SETTLED STOCK APPRECIATION RIGHT
AWARD AGREEMENT

AVANOS MEDICAL, INC., a Delaware corporation (hereinafter called the "Corporation"), has granted to the participant (the “Participant) named in the Notification of Grant Award provided on the Fidelity Investments (”Fidelity”) site, or any successor system (the “Grant Notice”) an award of cash-settled Stock Appreciation Rights equal to the difference between the Grant Price and the Fair Market Value of the Common Stock on the date of conversion (the “Award”), pursuant to the terms set forth in the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the “Plan”) and this Award Agreement, including any country-specific terms and conditions contained in Appendix A to this Award Agreement. Capitalized terms used but not defined in this Award Agreement shall have the meanings specified in the Plan.

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Plan to aid in attracting and retaining highly qualified personnel and to encourage those persons who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or of an Affiliate, to increase their motivation for and interest in the Corporation's or the Affiliate's long-term success;

NOW, THEREFORE, it is agreed as follows:

1.    Number of Stock Appreciation Rights Awarded; Grant Price. The Corporation hereby grants to the Participant the number of Stock Appreciation Rights, at the grant price set forth in the Grant Notice, subject to the terms, conditions and restrictions set forth in this Award Agreement, the Grant Notice and the Plan.

2.    Exercise of Award.

(a)    Limitations on Exercise. This Award shall be subject to forfeiture until the Participant becomes vested in such Award according to the schedule that was approved on the Grant Date and as reflected on the Fidelity site, or any successor system, via the Grant Summary screen as the Future Vesting table; provided, however, that the Award shall become exercisable immediately in the event of a termination of the Participant’s employment or service due to death, Total and Permanent Disability, Qualified Termination of Service, or Retirement, without regard to the limitations set forth below in this subsection.

If the Participant's employment or service is terminated for any reason other than death, Total and Permanent Disability, Qualified Termination of Service, or Retirement, this Award shall only be exercisable for three months following such termination. In no event, however, may this Award be exercised more than ten (10) years after the date of its grant.

If the Participant's employment or service is terminated for any reason other than death, Total and Permanent Disability, Qualified Termination of Service, or Retirement, this Award shall only be exercisable for the number of shares which were exercisable on the date of such termination.

Exhibit 10.3

    A termination of employment or service shall not be deemed to have occurred while the Participant is on military leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment or return to service with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment or return to service under an applicable statute or by contract, the employment or service relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or service or any substantially similar position of employment or service, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment or service shall be deemed to have occurred. A termination of employment or service with the Corporation or an Affiliate to accept immediate reemployment or return to service with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment or service for purposes of the Plan. A Participant who is classified as an intermittent employee, consultant or advisor shall be deemed to have a termination of employment or service for purposes of the Plan.

    (b)    Exercise after Death or Disability. If the Participant’s employment or service is terminated due to the Participant’s death or Total and Permanent Disability, without having exercised this Award in full, the remaining portion of this Award, determined without regard to the limitations in subsection 2(a), may be exercised within the earlier of (i) three years from the date of death or Total and Permanent Disability, or (ii) the remaining period of this Award. In the case of a Participant who dies, this Award may be exercised by the person or persons to whom the Participant's rights under this Award shall pass by will or by applicable law or, if no such person has such rights, by his or her executor or administrator.

(c)    Exercise after Qualified Termination of Service. In the event of a Qualified Termination of Service of the Participant, without this Award having been exercised in full, the remaining portion of this Award, determined without regard to the limitations in subsection 2(a), may be exercised within the earlier of (i) five years from the date of the Qualified Termination of Service of the Participant, or (ii) the remaining period of this Award.

(d)    Exercise after Retirement. If the Participant’s employment or service is terminated due to the Participant’s Retirement, without this Award having been exercised in full, the remaining portion of the Award, determined without regard to the limitations in subsection 2(a), may be exercised within the earlier of (i) five years from the date of Retirement, or (ii) the remaining period of this Award. Notwithstanding the above, if the Corporation receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable Retirement treatment that applies to this Award pursuant to this

Exhibit 10.3
subsection (d) being deemed unlawful and/or discriminatory, then the Corporation will not apply the favorable Retirement treatment at the time of termination and this Award will be treated as it would under the rules that apply if the Participant’s employment is terminated under the remaining rules of subsections 2(a) and 2(b).

    (e)    Method of Exercise. This Award shall be exercised by delivering to Fidelity, or other authorized agent of the Corporation, as set forth in their terms and conditions of exercise, written notice of the amount of the Award which is being exercised. The date of exercise shall be deemed to be the date of receipt of the written notice. The Participant shall have none of the rights of a stockholder with respect to the Award.

    (f)    Payment of Withholding Taxes. No exercise may be allowed under this Award, unless prior to or simultaneously with such exercise, (i) the Participant or (ii) in the event of his death, the person succeeding to his rights hereunder, shall pay to the Corporation or the Affiliate, as applicable, such amount as the Corporation advises is required under applicable federal, state or local laws to withhold and pay over to governmental taxing authorities in relation to this Award. Unless otherwise determined by the Committee, payment of required withholding taxes may be made with cash which otherwise would be distributable upon exercise of the Award, pursuant to the rules of the Committee.

3.    Nontransferability. Except as may otherwise be provided by the Committee, this Award shall be transferable only by will or by the laws of descent and distribution, and during the Participant's lifetime shall be exercisable only by him or her.

4.    Compliance with Law. The Award granted hereby is subject to the condition that if the consent or approval of any regulatory body shall be necessary as a condition of, or in connection with, the granting of the Award, such Award may not be exercised in whole or in part unless and until such consent or approval shall have been effected or obtained. The Corporation agrees to use its best efforts to obtain any such requisite consent or approval.

5.    No Right of Continued Service. The granting of this Award does not confer upon the Participant any legal right to be continued in the employ or service of the Corporation or its Affiliates, and the Corporation and its Affiliates reserve the right to discharge the Participant whenever the interest of the Corporation or its Affiliates may so require without liability to the Corporation or its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred on the Participant under this Award.

6.    Discretion of the Corporation, Board of Directors and the Committee. Any decision made or action taken by the Corporation or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of this Award shall be within the absolute discretion of the Corporation, the Board of Directors of the Corporation or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

7.    Amendments. The Committee may at any time alter or amend this Award to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the common stock or any other security of the Corporation is listed, and (3) permitted under applicable provisions

Exhibit 10.3
of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended (including rule 16b-3 thereof).

8.    Inalienability of Benefits and Interest. This Award and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of the Participant.

9.    Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Award shall be determined in accordance with the laws of the State of Delaware.

10.    No Right to Receive Common Stock. This Award shall be paid in cash only and does not provide any right for the Participant to receive shares of common stock.

11.    Notices. Any notice to be given to the Corporation under this Award shall be addressed to the Corporation in care of its Director of Compensation located at the World Headquarters, and any notice to be given to the Participant under the terms of this Award may be addressed to him at his address as it appears on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government or any equivalent non-U.S. postal service.

12.    Changes in Capitalization. In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee in (a) the number of shares and the Grant Price per share of stock subject to this Award, and (b) such other provisions of this Award as may be necessary and equitable to carry out the foregoing purposes.

13.    Effect on Other Plans. All benefits under this Award shall constitute special incentives and shall not affect the level of benefits provided to or received by the Participant (or the Participant's estate or heirs) as part of any employee benefit plan of the Corporation or an Affiliate. This Award shall not be construed to affect in any way the Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

14.    Successors. This Award shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

15.    Defined Terms. Terms which are capitalized are defined herein or in the Plan and have the same meaning set forth in the Plan, unless the context indicates otherwise.

Exhibit 10.3

16.    Non-Competition Provisions For U.S. Participants Only.

(a)    During the term of the Participant’s employment or service and for a period of two (2) years following the termination of employment or service, regardless of the reason for or the manner of termination, unless otherwise prohibited by state law, the Participant agrees that the Participant shall not, without the written consent of the Corporation, within the United States of America, either directly or indirectly, undertake for a Competitor to perform duties and responsibilities that are the same or substantially similar to those duties and responsibilities that the Participant undertook for the Corporation or an Affiliate, relating to the research, development, production, sales and/or marketing of any health or hygiene product (“Business of the Corporation”) competitive with any health or hygiene product for which the Participant had research, development, production, sales and/or marketing duties or responsibilities during the two (2) year period prior to the end of the Participant’s employment or service, unless such product is no longer produced or sold by the Corporation. As used herein, “Competitor” means any business that is the same or substantially the same as the Business of the Corporation anywhere in the United States; provided, however, the foregoing restriction shall not apply if the Participant resides and/or primarily works in the State of California.

(b)     During the period of two (2) years following termination of Participant’s employment or service with the Corporation or an Affiliate, the Participant agrees to notify the Corporation in writing prior to accepting new employment, or engaging in any other activity which may violate this Award Agreement, and the Participant agrees to provide in such notice information concerning the anticipated new employment or activity, including, but not limited to: name of employer; address of employer; name of new team leader; job title; and scope and responsibilities of the new position. The Participant recognizes that such duty of notification is absolute and is not affected by the Participant’s belief that such employment may perhaps not violate this Award Agreement or otherwise be unfairly competitive with the Corporation. The Participant’s written notice should be addressed to General Counsel, Attention: Noncompetition and Confidentiality Agreement, AVANOS MEDICAL, INC. 5405 Windward Parkway, Alpharetta, Georgia 30004; provided, however, the foregoing notice requirement shall not apply if the Participant resides and/or primarily works in the State of California.

(c)     During the period of two (2) years following termination of the Participant’s employment or service with the Corporation or an Affiliate, the Participant shall provide a copy of this Section 16 of this Award Agreement to each new employer or service recipient before starting in any new employment or service. The Participant agrees that the Corporation may notify any third party about the Participant’s obligations under Section 16 of this Award Agreement until such obligations are fulfilled.

(d)    If any provision of this Section 16 is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Award Agreement and such invalidity, illegality or unenforceability will not affect any other provision of the Award Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of

Exhibit 10.3
competent jurisdiction determines that the covenants contained in this Section 16 are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of this Section 16 so as to make the scope of such Section 16 as broad as can be enforced under applicable law.

(e)    In the event of an anticipated or actual breach by the Participant of this Section 16, the Participant acknowledges and agrees that damages would not be an adequate remedy to compensate the Corporation for the harm to the business of the Corporation and, in such event, agrees that the Corporation shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Award Agreement shall be construed to limit any permanent relief to which the Corporation may be entitled or the damages otherwise recoverable by the Corporation in any such event.

(f)    If the Participant violates any aspect of this Section 16, or any duty of loyalty or confidentiality imposed by law, in addition to any damages that the Participant may be required to pay, the Participant understands and agrees that the Participant shall be required to reimburse the Corporation for all its costs incurred to enforce this Award Agreement, including but not limited to, all attorneys’ fees.

17.    Acceptance of Award Terms and Conditions. A Participant has until the end of the one hundred twenty (120) day period beginning from the Grant Date of this Award to accept this Award Agreement. If the Participant does not accept this Award Agreement on or before the end of such one hundred twenty (120) day period, then the grant of the Award shall not be binding on and shall be voidable by the Corporation, in which case it shall have no further force or effect.

18.    Conflict with Plan. This Award is awarded pursuant to and subject to the Plan. This Award Agreement is intended to supplement and carry out the terms of the Plan. It is subject to all terms and provisions of the Plan and, in the event of a conflict, the Plan shall prevail.

Exhibit 10.3
Acknowledgment of Conditions

I understand, acknowledge and agree to the following conditions with respect to the Award granted to me under the Plan:

•The Plan is established voluntarily by the Corporation and is discretionary in nature. The Corporation may modify, amend, suspend, cancel or terminate the Plan at any time, to the extent permitted by the Plan. The grant of an Award is a voluntary and occasional benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future, even if Awards have been granted in the past. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the timing of any grant, the number of Stock Appreciation Rights, vesting provisions and the Grant Price.

•My participation in the Plan is voluntary. Participation in the Plan will not create a right to further employment with my actual employer (the “Employer”) and shall not interfere with the ability of the Employer to termination my employment relationship at any time. Further, the Award and my participation in the Plan will not be interpreted to form an employment contract or relationship with the Corporation or any Affiliate.

•Unless otherwise agreed with the Corporation, the Award and any cash payment received pursuant to the Award, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate;

•The Award and any cash payment received pursuant to the Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or, if different, the Employer, are outside the scope of my employment or service contract, if any, and are not intended to replace any pension rights or compensation. As such, the Award and any cash payment received pursuant to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event shall be considered as compensation for, or relating in any way to, past services for the Corporation, the Employer or any other Affiliate.

•Unless otherwise set forth in the Award Agreement, vesting of the Award ceases upon termination of active employment or service for any reason (whether or not in breach of local labor laws), and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the termination of my employment or service (whether or not in breach of local labor laws), my rights to exercise the Award after termination of employment or service will not be extended by any notice period mandated under local laws. The Committee shall have the exclusive discretion to determine when I am no longer actively employed or in service for purposes of this Award (including when I am no longer considered to be on a leave of absence).

•No claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of this Award resulting from termination of my employment or service (for any reason whatsoever and whether or not in breach of local labor laws) and, in consideration of the grant of this Award, to which I am not otherwise entitled, I irrevocably agree never to institute any claim against the Corporation, the Employer or any other Affiliate, waive my ability, if any, to bring any such claim, and release the Corporation, the Employer and all other Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent

Exhibit 10.3
jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such a claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims.

•The future value of the underlying shares of common stock is unknown, indeterminable, and cannot be predicted with certainty. If the underlying shares do not increase in value, the Award will have no value.

•Neither the Corporation, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between my local currency and the United States Dollar that may affect the value of this Award or of any amounts due to me pursuant to the exercise of this Award.

•Regardless of any action the Corporation or the Employer takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Corporation or the Employer. I further acknowledge that the Corporation and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant, vesting or exercise of this Award and the receipt of any cash payment; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Furthermore, if I have become subject to Tax-Related Items in more than one jurisdiction, I acknowledge that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
•Prior to the relevant taxable or tax withholding event, as applicable, I shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy or account for all Tax-Related Items. In this regard, I authorize the Corporation or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by withholding from my wages or other cash compensation paid to me by the Corporation and/or the Employer or from the cash payment realized upon exercise of this Award.
•The Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum rates in which case I may be entitled to a refund for any overwithheld amounts.
•I shall pay to the Corporation or to the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold or account for as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to honor the exercise if I fail to comply with my obligation in connection with the Tax-Related Items as described herein.

•The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding my participation in the Plan, or my exercise of the Award. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

Exhibit 10.3
•Data Privacy. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Award Agreement and any other grant materials by and among, as applicable, the Employer, the Corporation and its other Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Corporation and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all Awards or any other entitlement to shares of common stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

I understand that Data will be transferred to Fidelity, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Corporation, Fidelity and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment or service status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Corporation would not be able to grant Awards to me or administer or maintain such Awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

•My Award may not be assigned, sold, encumbered, or in any way transferred or alienated.

•The Plan and the Award are governed by and subject to U.S. law. Interpretation of the Plan and my rights under the Plan will be governed by provisions of U.S. law. For purposes of litigating any dispute that arises under this grant or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Georgia, U.S.A. and agree that such litigation shall be conducted in the federal courts for the United States for the Northern District of Georgia, where this grant is made and/or to be performed.

•I am solely responsible for obtaining/providing whatever exchange control approvals, permits, licenses or notices, which may be necessary for me to exercise my Award and/or receive my cash payment pursuant to the Award. Neither the Corporation nor its Affiliates will be responsible for

Exhibit 10.3
obtaining such approvals, licenses or permits, or for making any such notices, nor will the Corporation or its Affiliates be liable for any fines or penalties I may incur for failure to obtain any required approvals, permits or licenses or to make any required notices.

•The provisions of this Award Agreement are severable and if one or more of the provisions of this Award Agreement shall be held invalid, illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable. To the extent that any provisions of this Award Agreement are held to be invalid or otherwise unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.

•If I have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

•The Corporation reserves the right to impose other requirements on my participation in the Plan and this Award, to the extent that the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

•The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by on-line delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

•A waiver by the Corporation of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by me or any other employee.

Conclusion and Acceptance

I accept this grant via electronic signature by clicking the "Accept" icon and certify that I have read, understand and agree to the terms and conditions of the AVANOS MEDICAL, INC. 2021 Equity Participation Plan (the "Plan"), the provisions of the applicable agreements and all other applicable documents (including any country-specific terms for my country). I hereby authorize the Employer to furnish the Corporation (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the Award and enable administration of the Plan and I understand that such information shall be used only as long and to the extent necessary to administer my participation in the Plan. I agree that my participation in the Plan and the Awards granted to me under the Plan will be governed solely by provisions of U.S. law.

Exhibit 10.3
AVANOS MEDICAL, INC.
CASH-SETTLED STOCK APPRECIATION RIGHT
AWARD AGREEMENT

APPENDIX A

Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Award Agreement.

This Appendix A includes additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. This Appendix A also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2015. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information be out of date at exercise of the Award or the cash payment.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in the Participant is currently residing and/or working, transferred or transfers employment after the Grant Date or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner. The Corporation shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Participant in such circumstances.

AUSTRALIA

Exchange Control Information

Exhibit 10.3
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report on behalf of individuals in Australia. If there is no Australian bank involved in the transfer, individuals generally will be required to file the report themselves.

Non-Competition Provisions

The following provisions replace Section 16 of the Award Agreement:

Non-Competition Provisions For Australian Participants Only.

(a)    During the term of the Participant’s employment or service and for a period of six (6) months following the termination of employment or service, regardless of the reason for or the manner of termination, unless otherwise prohibited by state law, the Participant agrees that the Participant shall not, without the written consent of the Corporation, within the States and Territories of Australia, either directly or indirectly, undertake for a Competitor to perform duties and responsibilities that are the same or substantially similar to those duties and responsibilities that the Participant undertook for the Corporation or an Affiliate, relating to the research, development, production, sales and/or marketing of any health or hygiene product (“Business of the Corporation”) competitive with any health or hygiene product for which the Participant had research, development, production, sales and/or marketing duties or responsibilities during the two (2) year period prior to the end of the Participant’s employment or service, unless such product is no longer produced or sold by the Corporation. As used herein, “Competitor” means any business that is the same or substantially the same as the Business of the Corporation anywhere in the States and Territories of Australia.

(b)     During the period of six (6) months following termination of Participant’s employment or service with the Corporation or an Affiliate, the Participant must seek consent from the Corporation, in writing, to engage in any activity which may violate this Section 16 of the Award Agreement. The Participant’s written request should be addressed to General Counsel, Attention: Noncompetition and Confidentiality Agreement, AVANOS MEDICAL, INC. 5405 Windward Parkway, Alpharetta, Georgia 30004.

(c)    If any provision of this Section 16 is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Award Agreement and such invalidity, illegality or unenforceability will not affect any other provision of the Award Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, in the event of a court of competent jurisdiction declaring a restraint of this Section 16 void in whole or in part, the parties agree that the restraint shall apply for a period of four months from the date of termination in the Australian State or Territory in which the employee provided services in the 12 month period prior to the termination.

(d)    In the event of an anticipated or actual breach by the Participant of this Section 16, the Participant acknowledges and agrees that damages would not be an adequate remedy to compensate the Corporation for the harm to the business of the Corporation and, in such event, agrees that the Corporation shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Award Agreement shall be construed to limit any permanent relief to which the Corporation may be entitled or the damages otherwise recoverable by the Corporation in any such event.

CHINA

Exhibit 10.3

Payment of Award

Awards granted to Participants in China do not provide any right for the Participant to receive shares of Common Stock and shall be paid only in cash through local payroll in an amount equal to the value of the shares at vesting less any Tax-Related Items. The Participant agrees to bear any currency fluctuation risk between the time the Awards vest and the time the cash payment is distributed to the Participant.

INDIA

Payment of Award

Awards granted to Participants in India do not provide any right for the Participant to receive shares of Common Stock and shall be paid only in cash through local payroll in an amount equal to the value of the shares at vesting less any Tax-Related Items. The Participant agrees to bear any currency fluctuation risk between the time the Awards vest and the time the cash payment is distributed to the Participant.

Foreign Asset/Account Reporting Information

The Participant is required to declare foreign bank accounts and any foreign financial assets in his or her annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

SINGAPORE

Chief Executive Officer and Director Notification Obligation

If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Corporation’s Singapore Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Corporation’s Singapore Affiliate in writing when the Participant receives an interest (e.g., an Award) in the Corporation or any Affiliate. The notification must be made within two business days of (i) acquiring or disposing of any interest in the Corporation or any Affiliate, or (ii) any change in a previously-disclosed interest (e.g., upon exercise of the Award). In addition, a notification of the Participant’s interests in the Corporation or any Affiliate must be made within two business days of becoming the CEO or a director, associate director or shadow director.